UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Check the appropriate box:

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to (§)240.14a-12

GameStop Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2022 Proxy Statement

Notice of 2022 Annual Meeting of Stockholders

to Be Held on June [●], 2022

Letter from our Chief Executive Officer

April [●], 2022

Fellow Stockholders,

Thank you for your ongoing investment in GameStop.

The past year marked the beginning of a systematic transformation at GameStop. We installed a new management team, strengthened our balance sheet, hired hundreds of individuals with technology backgrounds and refocused the organization around a singular mission to delight customers. We also allocated a significant amount of capital to our commerce business to strengthen its fulfillment network, product catalog, systems, and online and mobile experiences following years of underinvestment.

Since last summer, we have also been making investments to insert GameStop into the blockchain gaming and cryptocurrency worlds. We have assembled a growing blockchain team, begun establishing accretive partnerships and started developing a marketplace for non-fungible tokens, which now represent an expanding $41 billion addressable market. Given our distinct connectivity to gamers, we have a unique opportunity to be a conduit between developers, publishers and consumers as gaming shifts from consoles to the metaverse and other new frontiers. We are focused on capitalizing on this opportunity, as it aligns with our efforts to continually expand GameStop’s universe of customers.

We believe the investments made in recent quarters represent the foundation of value creation that will become evident quarters and years down the road. In 2022, we will continue to make pragmatic investments to modernize our infrastructure, expand our addressable market and grow our customer base. Leadership will not compromise when it comes to being maniacally focused on the long-term.

Once again, thank you for your passion and support.

Sincerely,

Matt Furlong

Chief Executive Officer and Director

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

Notice of Annual Meeting of Stockholders

Dear Stockholder:

We invite you to attend our Annual Meeting of Stockholders on [●], June [●], 2022 at [●] a.m, Central Daylight Time, at [●], which will be held in virtual only format. You will not be able to attend the annual meeting in person. To be admitted to the annual meeting at [●], you must pre-register at [●] by [●] a.m., Central Daylight Time, on May [●], 2022. Registration for the annual meeting will open on April [●], 2022. At the annual meeting, you will be asked to:

(1)	Elect six directors, each to serve as a member of the Board of Directors until the next annual meeting of stockholders and until such director’s successor is elected and qualified;

(2)	Adopt and approve the GameStop Corp. 2022 Incentive Plan;

(3)	Provide an advisory, non-binding vote on the compensation of our named executive officers;

(4)	Ratify our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 28, 2023;

(5)	Approve an amendment to our Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our Class A Common Stock (the “common stock”) to 1,000,000,000; and

(6)	Transact such other business, if any, as may properly come before the annual meeting and at any postponement or adjournment of the annual meeting.

Only stockholders of record as of the close of business on April 8, 2022 (the “record date”) are entitled to vote at the annual meeting and any postponement or adjournment thereof. Please see pages 2 – 6 for additional information regarding attendance at the meeting and how to vote your shares. This proxy statement provides information that you should consider when you vote your shares.

Your vote is important. Even if you plan to attend the annual meeting virtually, we request that you vote your shares as soon as possible by following the voting instructions contained in this proxy statement. We have designed the format of the annual meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation.

By order of the Board of Directors.

Sincerely,

April [●], 2022	Mark H. Robinson

General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE [●], 2022

This Notice of Annual Meeting, Proxy Statement, form of proxy and our 2021 Annual Report to Stockholders are available at http://investor.gamestop.com.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
This Proxy Statement, form of proxy and 2021 Annual Report are available at http://investor.gamestop.com. Except as otherwise stated, information on our website is not a part of this Proxy Statement.

We will send a full set of proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) on or about April [●], 2022, and provide access to our proxy materials over the Internet, beginning on April [●], 2022, for the holders of record and beneficial owners of our shares of common stock as of the close of business on the record date. The Notice of Internet Availability instructs you on how to access and review the Proxy Statement and our 2021 annual report to stockholders. The Notice of Internet Availability also instructs you on how you may authorize a proxy to vote your shares over the Internet and provides instructions on how you can request a paper copy of these documents if you desire, and how you can enroll in e-delivery. If you received your annual meeting materials via email, the email contains voting instructions and links to our annual report and proxy statement on the Internet.

Certain statements in this Proxy Statement contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involves risks and uncertainties that could cause results to be materially different from expectations. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “targets,” “anticipates,” “assumptions,” “plans,” “expects” or “expectations,” “intends,” “estimates,” “forecasts,” “guidance” and similar expressions identify certain of these forward-looking statements. We also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this Proxy Statement or in any other public statements that address such future events or expectations are forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements are detailed in our 2021 annual report to stockholders. These forward-looking statements are not guarantees of future performance and speak only as of the date made, and, except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

PROXY STATEMENT SUMMARY

To assist you in reviewing the proposals to be considered and voted upon at our 2022 annual meeting of stockholders, or annual meeting, we have summarized information contained elsewhere in this Proxy Statement or in our Annual Report on Form 10-K for the fiscal year ended January 29, 2022, or Annual Report. This summary does not contain all of the information you should consider about the proposals being submitted to stockholders at the annual meeting. We encourage you to read the entire Proxy Statement and Annual Report carefully before voting.

ANNUAL MEETING OF STOCKHOLDERS

Date and Time:

[●], June [●], 2022

10:00 a.m., Central Daylight Time

Location:

[●]

Record Date:

4/8/2022

AGENDA; VOTING RECOMMENDATIONS

How to Cast Your Vote:

Vote by Internet	By Mail:	By Phone:

Shares Held of Record:	Shares Held of Record:	Shares Held of Record:

[●]	See Proxy Card	[●]

Shares Held in Street Name:	Shares Held in Street Name:	Shares Held in Street Name:

See Notice of Internet Availability or Voting Instruction Form	See Voting Instruction Form	See Voting Instruction Form

1 | 2022 Proxy Statement

Information About The Annual Meeting and Voting

1. What am I Voting on?

The Board of Directors (“Board”) of GameStop Corp. (“GameStop,” the “Company,” “we,” “us,” or “our”) is soliciting your vote for the following:

Business Items	Board Voting Recommendation	Page Reference

1. To elect the six nominees identified in this Proxy Statement to serve as directors	FOR ALL Nominees	7

2. To adopt and approve the GameStop Corp. 2022 Incentive Plan (the “2022 Plan”)	FOR	22

3. To approve, on an advisory, non-binding basis, our executive compensation	FOR	28

4. To ratify our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 28, 2023	FOR	44

5. To approve an amendment to our Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our Class A Common Stock (the “common stock”) to 1,000,000,000 (the “Authorized Shares Amendment”)	FOR	48

2. Who Is Entitled to Vote?

Holders of record of shares of common stock as of the close of business on April 8, 2022 are entitled to notice of and to vote at the annual meeting. Shares of common stock can be voted only if the stockholder is present or is represented by proxy at the annual meeting. As of the record date, 76,347,215 shares of common stock were issued, outstanding and entitled to vote.

3. How Do I Vote?

Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares of common stock at the annual meeting:

•

Virtual Attendance. You may vote your shares electronically at the annual meeting by following the instructions on the virtual annual meeting website at [●]. Stockholders of record can vote during the annual meeting only through advance registration per the instructions below. If you choose to vote by proxy, you may do so using the Internet, telephone or, if you received a printed copy of your proxy materials, mail. Even if you plan to attend the annual meeting virtually, we recommend that you submit your proxy card by mail or voting instructions via the Internet or by telephone by the applicable deadline so that your vote will be counted if you later decide not to attend the annual meeting.

•

Voting by Internet. Before the annual meeting you may vote your shares through the Internet by following the directions on the proxy card. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded.

•

Voting by Telephone. You may vote your shares by telephone by following the directions on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded.

•

Voting by Mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted: (1) FOR ALL of the director nominees identified in this proxy statement; (2) FOR the adoption and approval of the 2022 Plan; (3) FOR the approval of the compensation of our Named Executive Officers (“NEOs”); (4) FOR the ratification of our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 28, 2023; and (5) FOR the approval of the Authorized Shares Amendment.

2022 Proxy Statement | 2

Beneficial Owners. If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker or other custodian) you may vote the shares electronically at the annual meeting only if you obtain a legal proxy from the broker or other custodian giving you the right to vote the shares and register in advance per the instructions below. Requests for registration must be received no later than [●] a.m., Central Daylight Time, on May [●], 2022. At the time of the meeting, go to [●] and follow the instructions to upload and submit your Legal Proxy. Alternatively, you may have your shares voted at the annual meeting by following the voting instructions provided to you by your broker or custodian. Although most brokers offer voting via the Internet, by telephone, and mail, availability and specific procedures will depend on their voting arrangements.

4. How May You Revoke or Change Your Vote?

You may revoke your proxy at any time before it is voted at the annual meeting by any of the following methods:

•	Submitting a later-dated proxy via the Internet, over the telephone or by mail.

•	Sending a written notice to our Secretary. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the annual meeting to:

GameStop Corp.

625 Westport Parkway

Grapevine, Texas 76051

Attention: Secretary

•	Attending the annual meeting virtually and voting. Your attendance at the annual meeting will not in and of itself revoke your proxy.

5. How can I attend the annual meeting?

The annual meeting will be held virtually at [●], on June [●], 2022 at [●] a.m., Central Daylight Time. You are entitled to attend the annual meeting if you were a stockholder as of the record date, or if you hold a valid proxy for the annual meeting, by accessing [●]. All stockholders must register to attend the virtual meeting by no later than [●] a.m., Central Daylight Time, on May [●], 2022. Stockholders as of the record date can register for access to the audio-only webcast of the 2022 annual meeting by providing proof of stock ownership via e-mail to [●]. Registration requests must be received no later than [●] a.m., Central Daylight Time, on May [●], 2022.

In order to ensure that your shares are represented at the meeting, we strongly encourage you to vote your shares by proxy prior to the annual meeting and further encourage you to submit your proxies electronically—by telephone or by Internet—by following the easy instructions on the enclosed proxy card. Your vote is important and voting electronically should facilitate the timely receipt of your proxy.

6. What Constitutes a Quorum?

A quorum of common stockholders is required to hold a valid annual meeting of stockholders. Unless a quorum is present at the annual meeting, no action may be taken at the annual meeting except the adjournment thereof to a later time. The holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting must be present or by proxy to constitute a quorum. All valid proxies returned will be included in the determination of whether a quorum is present at the annual meeting. The shares of a stockholder whose ballot on any or all proposals is marked as “abstain” will be treated as present for quorum purposes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those uninstructed shares, constituting “broker non-votes,” will be considered as present for determining a quorum, but will not be voted with respect to that matter.

7. What Is a Broker Non-Vote?

A “broker non-vote” occurs when a nominee (such as a custodian or bank) holding shares for a beneficial owner returns a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. For routine matters, the New York Stock Exchange (the “NYSE”) gives brokers the discretion to vote, even if they have not received voting instructions from the beneficial owners. Each broker has its own policies that control whether or not it casts votes for routine matters. In this proxy statement, each of the ratification of our independent registered public accounting firm and the approval of the Authorized Shares Amendment is expected to be considered routine by the NYSE.

3 | 2022 Proxy Statement

8. What Vote Is Required to Approve Each Proposal?

Voting Rights Generally. Each share of common stock is entitled to one vote on each matter to be voted on at the annual meeting. Stockholders have no cumulative voting rights. Although the advisory vote on Proposal 3 is non-binding, as provided by law, the Compensation Committee of the Board and the Board will review the results of the vote and, consistent with our record of stockholder engagement, will consider the results of the vote when making future compensation decisions.

Election of Directors. Our Bylaws provide that, in an uncontested election, a nominee for director is elected only if such nominee receives the affirmative vote of a majority of the total votes cast for such nominee. The majority voting standard does not apply in contested elections, and directors are elected by a plurality of the votes cast in a contested election.

The majority voting standard will apply to the election of directors at the annual meeting. Accordingly, a nominee for election to the Board will be elected if the number of votes cast “for” such nominee exceeds the number of votes cast “against” that nominee. Abstentions and broker non-votes will not be treated as votes cast in the election of a director and will therefore have no effect on the result of such vote.

Adoption and Approval of the 2022 Plan. Adoption and approval of the 2022 Plan requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting on this proposal. Abstentions (if any) will have the same effect as a vote “against” this proposal. Broker non-votes (if any) will have no effect on this proposal because they are not entitled to vote on this proposal.

Advisory Vote on Executive Compensation. Approval on an advisory, non-binding basis of the compensation of our NEOs requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting on this proposal. Abstentions (if any) will have the same effect as a vote “against” this proposal. Broker non-votes (if any) will have no effect on this proposal because they are not entitled to vote on this proposal. As an advisory vote, the proposal to approve the compensation of our NEOs is not binding upon us. However, our Compensation Committee, which is responsible for designing and administering our executive compensation programs, and the Board, value the opinions expressed by our stockholders and will consider the results of the vote when making future compensation decisions.

Ratification of Appointment of Independent Registered Public Accounting Firm. Ratification of our Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for our fiscal year ending January 28, 2023 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting on this proposal. Abstentions (if any) will have the same effect as a vote “against” this proposal. The approval of this proposal is a routine matter on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal. Broker non-votes (if any) will have no effect on the outcome of this proposal because they are not entitled to vote on this proposal. If the stockholders should not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment.

Approval of the Authorized Shares Amendment. The approval of the Authorized Shares Amendment requires the affirmative vote of at least a majority of the outstanding shares of common stock entitled to vote at the annual meeting. The approval of this proposal is a routine matter on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal. Abstentions (if any) and broker non-votes (if any) will have the same effect as a vote “against” this proposal.

9. Who Counts the Votes?

We have engaged Computershare, our transfer agent, to act as our independent tabulator to receive and tabulate votes. We have engaged Morrow Sodali, LLC (“Morrow Sodali”), our proxy solicitor, to act as our inspector of election. Morrow Sodali will certify the results and determine the existence of a quorum and the validity of proxies and ballots.

10.Who Pays the Cost of Solicitation of Proxies?

We will pay for the cost of preparing, assembling, printing, mailing and distributing these proxy materials. Our directors, officers and employees may solicit proxies or votes in person, by telephone, or by electronic communication. Such individuals will not receive any additional compensation for these solicitation activities. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our stock. We have engaged Morrow Sodali to act as our proxy solicitor in connection with the proposals to be acted upon at our annual meeting. For those services we will pay Morrow Sodali approximately $35,000 plus expenses.

2022 Proxy Statement | 4

11.What Does it Mean if I Receive More Than One Proxy Card?

Some of your shares may be registered differently or held in more than one account. You should vote each of your accounts via the Internet, by telephone or mail. If you mail your proxy cards, please sign, date and return each proxy card to assure that all of your shares are voted.

12.How Do I Submit a Stockholder Proposal for Next Year’s Annual Meeting?

Stockholder proposals may be submitted for inclusion in the proxy statement for our 2023 annual meeting of stockholders in accordance with Rule 14a-8 of the Securities and Exchange Commission (“SEC”). See “Other Matters—Proposals Pursuant to Rule 14a-8” later in this proxy statement. In addition, eligible stockholders are entitled to nominate and include in our proxy statement for our 2023 annual meeting Director nominees, subject to limitations and requirements in our Bylaws. See “Other Matters—Proxy Access Director Nominees” later in this proxy statement. Any stockholder who wishes to propose any business at the 2023 annual meeting other than for inclusion in our proxy statement pursuant to Rule 14a-8 or pursuant to the proxy access provisions in our Bylaws must provide timely notice and satisfy the other requirements for stockholders proposals in our Bylaws. See “Other Matters—Other Proposals and Nominees” later in this proxy statement. Proposals should be sent via registered, certified, or express mail to: Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051.

13.What is Included in the Proxy Materials?

We have furnished our Annual Report with this proxy statement. The Annual Report includes our audited financial statements for our fiscal year ended January 29, 2022 (“fiscal 2021”), along with other financial information about us. Our Annual Report is not part of the proxy solicitation materials.

You can obtain, free of charge, a copy of our Annual Report, which includes our audited financial statements, by:

•	accessing our website at http://investor.gamestop.com;

•	writing to us, GameStop Corp., at 625 Westport Parkway, Grapevine, Texas 76051; Attn: Secretary or

•	calling (817) 424-2000.

You can also obtain a copy of our Annual Report and other periodic filings that we make with the SEC from the SEC’s EDGAR database at www.sec.gov.

14.How Can I Access the Proxy Materials Electronically?

Your proxy card will contain instructions on how to:

•	view our proxy materials for the annual meeting on the Internet; and

•	instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available on our website at http://investor.gamestop.com.

15.How Are the Proxy Materials Being Distributed?

On or about April [●], 2022, we will begin mailing the proxy materials to stockholders of record as of April 8, 2022, and we will post our proxy materials at http://investor.gamestop.com. In addition, the website provides information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

16.Can Stockholders and Other Interested Parties Communicate Directly with The Board?

Yes. We invite stockholders and other interested parties to communicate directly and confidentially with the full Board, the Chair of the Board or the non-management directors as a group by writing to the Board, the Chair or the Non-Management Directors, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051, Attn: Secretary. The Secretary will forward such communications to the intended recipient and will retain copies for our corporate records.

5 | 2022 Proxy Statement

17.Can I Participate and Ask Questions During the Virtual Annual Meeting?

Yes. Beginning 30 minutes prior to, and during the Annual Meeting, you will be able to access the Rules of Conduct applicable to the annual meeting, and if you are attending the meeting as a registered stockholder of record or registered beneficial owner, you can submit questions by accessing the meeting site at [●] and following the directions. We will hold a Q&A session during the annual meeting, during which we intend to answer questions that are pertinent to the items being brought before the stockholder vote at the annual meeting, as time permits and in accordance with our Rules of Conduct for the annual meeting.

18. What if I have technical or other “IT” problems logging into or participating in the virtual 2022 Annual Meeting?

We encourage you to access the meeting site in advance of the annual meeting start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support line number that will be posted in the reminder email you will receive the night before the Annual Meeting.

2022 Proxy Statement | 6

PROPOSAL 1: ELECTION OF DIRECTORS

General

The Board has nominated each of the six individuals identified below under “The Nominees” to stand for election at the annual meeting.

Each director elected at the annual meeting will hold office for a term expiring at the 2023 annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. Each of the nominees identified in this proxy statement has consented to being named as a nominee in our proxy materials and has accepted the nomination and agreed to serve as a director if elected by the stockholders. We have no reason to believe that any of the nominees will be unable to serve as a director. However, should any nominee be unable to serve if elected, the Board may reduce the number of directors or recommend a substitute nominee. The shares represented by all valid proxies may be voted for the election of a substitute if one is nominated by the Board.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE BOARD’S SIX NOMINEES. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR ALL SIX NOMINEES UNLESS A VOTE AGAINST A NOMINEE OR ABSTENTION IS SPECIFICALLY INDICATED.

The Nominees

The following table sets forth the names and ages of the individuals nominated by the Board for election at the annual meeting, the years they first became a director, the positions, if any, they hold with the Company, and the standing committees of the Board, if any, on which they serve as of April 8, 2022:

Name	Age	Director Since	Position with the Company	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategic Planning and Capital Allocation Committee

Matthew Furlong	43	2021	Chief Executive Officer(1)

Alain (Alan) Attal	52	2021	Director	X	X(2)	X(2)	X

Lawrence (Larry) Cheng	46	2021	Director		X	X

Ryan Cohen(3)	36	2021	Director				X(2)

James (Jim) Grube	51	2021	Director	X(2)	X		X

Yang Xu	43	2021	Director	X		X

(1)	On June 21, 2021, Mr. Furlong was appointed to the Board, upon the cessation of employment of Mr. Sherman, our former Chief Executive Officer. Mr. Furlong is our sole employee-director.

(2)	Committee Chair

(3)	Chair of the Board

Agreement with RC Ventures and Ryan Cohen

On January 10, 2021, we entered into an agreement (the “RCV Agreement”) with RC Ventures LLC and Ryan Cohen (together, “RC Ventures”), pursuant to which Messrs. Attal, Cohen and Grube were appointed to the Board and we agreed that the Board would nominate each of Messrs. Attal, Cohen and Grube for election at the 2021 annual meeting. As part of the RCV Agreement, we have also permitted RC Ventures to acquire, whether in a single transaction or multiple transactions from time to time, additional shares of our common stock up to 20.0% of our outstanding shares, without triggering the restrictions that would otherwise be imposed under Section 203 of the Delaware General Corporation Law (the “DGCL”), and RC Ventures agreed that upon acquiring beneficial ownership of 20.0% or more of the outstanding shares of our common stock, the restrictions under Section 203 of the DGCL would apply to a potential business combination with RC Ventures as an “interested stockholder” (as defined in Section 203 of the DGCL).

7 | 2022 Proxy Statement

Director Qualifications and Experience

Our business is managed under the direction of the Board and we strive to maintain a board with a mix of skills and experiences that, taken together, provide us with the variety and depth of knowledge necessary for effective oversight, direction and vision. The following matrix presents qualifications and experiences the Board considered in recommending each director nominee for election:

Qualifications and Experience	Matt Furlong	Alan Attal	Larry Cheng	Ryan Cohen	Jim Grube	Yang Xu

Business experience in a senior leadership position provides the perspective and practical understanding of leading a business organization	●	●	●	●	●	●

Finance and capital allocation experience gained from experience as a chief executive officer, finance or accounting executive, or audit committee member is important because effective capital allocation, accurate financial reporting and effective internal controls are critical to our success

	●	●	●	●	●	●

Marketing or brand management experience is valuable because of the strategic importance of consumer positioning and brand management in the specialty retail business	●	●		●

Retail experience provides an understanding of strategic and operational issues facing specialty retail companies	●	●	●	●	●

Ecommerce experience helps guide our strategic emphasis on online and mobile channels and building a superior customer experience	●	●	●	●	●

Technology experience provides the insight and perspective needed to make the technology investment decisions required to meet our strategic imperatives of becoming a customer-obsessed technology company that delights gamers

	●	●	●	●	●

2022 Proxy Statement | 8

Biographies of Director Nominees

The biographies describe each director nominee’s qualifications and relevant experience. The biographies include key qualifications, skills, and attributes most relevant to the decision to nominate candidates to serve on the Board.

MATTHEW FURLONG - Chief Executive Officer, GameStop Corp.

Director since: 2021	Age: 43

Other Public Company Directorships:	• None

GameStop Committees:	• None

Prior to joining the Company, Mr. Furlong served as Country Leader, Australia for Amazon (NASDAQ: AMZN) since September 2019 and in various other roles at Amazon since October 2012, including as Director and Technical Advisor, Amazon North America. Prior to joining Amazon, Mr. Furlong served in various roles at The Procter & Gamble Company focused on brand, marketing and sales growth strategies.

Director Qualifications: Mr. Furlong brings to the Board more than 20 years of experience in the technology, retail and consumer marketing verticals, having served in senior management positions overseeing merchandising, marketing, supply chain, store operations, ecommerce and business development.

ALAIN (ALAN) ATTAL - Former Chief Marketing Officer, Chewy Inc.

Director Since: 2021	Age: 52

Other Public Company Directorships:	• None

GameStop Committees:	• Audit Committee

• Compensation Committee, Chair

• Nominating and Corporate Governance Committee, Chair

• Strategic Planning and Capital Allocation Committee

Mr. Attal is an ecommerce executive and entrepreneur with more than two decades of experience building and managing businesses. From 2017 through 2018, Mr. Attal served as the Chief Marketing Officer of Chewy Inc. (NYSE: CHWY) and oversaw an annual acquisition budget of more than $300 million, which was allocated to broadcast, direct mail and digital advertising and engagement initiatives. From 2011 through early 2017, he served as Chewy’s Chief Operating Officer and oversaw its expansion from three people to more than 10,000 employees and $3 billion in revenues.

Director Qualifications: Mr. Attal brings to the Board more than two decades of experience building and managing businesses, having served in senior management positions overseeing marketing and operations.

LAWRENCE (LARRY) CHENG - Co-Founder and Managing Partner, Volition Capital

Director Since: 2021	Age: 46

Other Public Company Directorships:	• None

GameStop Committees:	• Compensation Committee

• Nominating and Corporate Governance Committee

Larry Cheng is Co-Founder and Managing Partner of Volition Capital, a leading growth equity investment firm based in Boston, Massachusetts and the first investor in Chewy Inc. He has more than two decades of venture capital and growth equity investing experience based on time at Volition Capital, Fidelity Ventures, Battery Ventures, and Bessemer Venture Partners. He presently leads the Internet and Consumer team at Volition Capital, focusing on disruptive companies in ecommerce, internet services, consumer brands, and digital media and gaming. He received his bachelor’s degree from Harvard College where he concentrated in Psychology.

Director Qualifications: Mr. Cheng brings to the Board significant experience in capital allocation, finance, ecommerce, internet services, consumer brands, digital media and gaming.

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RYAN COHEN - Founder and Former Chief Executive Officer, Chewy, Inc.

Director Since: 2021	Age: 36

Other Public Company Directorships:	• None

GameStop Committees:	• Strategic Planning and Capital Allocation Committee, Chair

Ryan Cohen is the manager of RC Ventures and a sizable stockholder of GameStop Corp. Mr. Cohen previously founded and served as the Chief Executive Officer of Chewy Inc. (NYSE: CHWY), where he oversaw the company’s growth and ascension to market leadership in the pet industry. Mr. Cohen led the company through its successful sale to PetSmart Inc. prior to stepping down in 2018.

Director Qualifications: In addition to his ownership perspective, Mr. Cohen brings to the Board his demonstrated leadership experience as a successful entrepreneur. He has a background in retail strategy, ecommerce and online marketing.

JAMES (JIM) GRUBE - Chief Financial Officer, Rad Power Bikes

Director Since: 2021	Age: 51

Other Public Company Directorships:	• None

GameStop Committees:	• Audit Committee, Chair

• Compensation Committee

• Strategic Planning and Capital Allocation Committee

Mr. Grube is a business and finance executive with more than two decades of corporate experience. He is currently the Chief Financial Officer of Rad Power Bikes, a global e-bike mobility company. He previously served as the Chief Financial Officer of Vacasa (NASDAQ: VCSA) from 2019 through 2020, a North American vacation rental management company, and as Chief Financial Officer of Chewy, Inc (NYSE: CHWY) from 2015 through 2018. He was formerly Senior Vice President of Finance at Hilton (NYSE: HLT) from 2009 through 2015 and a Director of Finance at Amazon (NASDAQ: AMZN) from 2007 through 2009. He has a bachelor’s degree in Industrial Engineering from Purdue University and received his master’s degree from the Massachusetts Institute of Technology.

Director Qualifications: Mr. Grube brings to the Board more than two decades of corporate experience, having served in senior management positions overseeing finance, accounting, treasury, tax, and procurement.

YANG XU - SVP of Corporate Development and Global Treasurer, The Kraft Heinz Company

Director Since: 2021	Age: 43

Other Public Company Directorships:	• None

GameStop Committees:	• Audit Committee

• Nominating and Corporate Governance Committee

Yang Xu is Senior Vice President of Corporate Development and Global Treasurer at The Kraft Heinz Company, and serves as a member of their Executive Committee. She has more than 20 years of broad experience across the capital markets, finance, strategic planning, transactions and business operations in the U.S., Asia and Europe. Prior to The Kraft Heinz Company, she held roles with Whirlpool Corporation and General Electric Healthcare. She has a bachelor’s degree in Finance from Wuhan University, a master’s degree in management from the HEC School of Management and a master’s in Business Administration from the London Business School.

Director Qualifications: Ms. Xu brings to the Board more than 20 years of broad experience, including in capital markets, finance, strategic planning, transactions and business operations.

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Board Oversight of Strategy

The Board is deeply engaged and involved in overseeing our long-range strategy, including evaluating key market opportunities, consumer trends and competitive developments. The Board’s oversight of risk is another integral component of the Board’s oversight and engagement on strategic matters. Strategy-related matters are regularly discussed at Board meetings and, as relevant, at Board committee meetings. Matters of strategy also inform committee-level discussions of many issues, including business risk. Engagement of the Board on these issues and other matters of strategic importance continues in between Board meetings, including through updates to the Board on significant items and discussions between our Chief Executive Officer and the independent Chair of the Board on a periodic basis. Each director is expected to and does bring to bear his or her own talents, insights and experiences on these strategy discussions.

Meetings and Committees of the Board

The Board met nine times during fiscal 2021. Each incumbent director who served on the Board at any time during fiscal 2021 attended 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees thereof on which they served (held during the period in fiscal 2021 that he or she served).

The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Strategic Planning and Capital Allocation Committee.

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibility and reviews:

•	The adequacy and integrity of our financial statements, financial reporting process and disclosure controls and procedures and internal controls over financial reporting;

•	The appointment, termination, compensation, retention and oversight of the independent registered public accountants;

•	The scope of the audit performed by the independent registered public accounting firm of our books and records;

•	The internal audit function and plan;

•	Our compliance with legal and regulatory requirements; and

•	With management and the independent auditor, any related party transactions and approves such transactions, if any.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment of confidential and anonymous complaints regarding our accounting, internal accounting controls and auditing matters. The Board has adopted a written charter setting out the functions of the Audit Committee (the “Audit Committee Charter”), a copy of which is available on our website at http://investor.gamestop.com/corporate-governance and is available in print to any stockholder who requests it in writing to our Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. As required by the Audit Committee Charter, the Audit Committee will continue to review and reassess the adequacy of the Audit Committee Charter annually and recommend any changes to the Board for approval.

The current members of the Audit Committee are Jim Grube (Chair), Alan Attal and Yang Xu, each of whom is an “independent” director under the listing standards of the NYSE. The Board has determined that Mr. Grube has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant education and/or experience. In addition to meeting the independence standards of the NYSE, each member of the Audit Committee is financially literate and meets the independence standards established by the SEC. The Audit Committee met nine times during fiscal 2021.

Compensation Committee

The Compensation Committee is primarily responsible for:

•	Establishing and reviewing the compensation of the Chief Executive Officer and all other executive officers;

•	Establishing and approving the terms of employment for new executive officers and the terms associated with any executive officer’s termination;

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•	Making recommendations to the Board with respect to incentive-compensation and equity-based plans, which are subject to Board approval;

•

Administering and exercising all authority granted to it under any incentive compensation plans covering primarily executive officers or involving the compensatory issuance of Company securities, whether currently existing or hereafter adopted by the Board; and

•	Annually report on executive compensation for inclusion in our annual proxy statement.

The Compensation Committee has the authority to engage executive compensation advisers, if desired, to assist the Compensation Committee in conducting its duties.

The current members of the Compensation Committee are Alain Attal (Chair), Larry Cheng and Jim Grube, each of whom meets the independence standards of the NYSE and the SEC. The Board has adopted a written charter setting out the functions of the Compensation Committee, a copy of which is available on our website at http://investor.gamestop.com/corporate-governance and is available in print to any stockholder who requests it in writing to our Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. The Compensation Committee met three times during fiscal 2021.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is primarily responsible for:

•	Reviewing and recommending to the Board candidates for service on the Board and its committees, including the nomination of existing directors;

•

Establishing, maintaining and periodically assessing a process for the receipt and consideration of written recommendations for Board candidates in accordance with applicable rules of the NYSE and any other applicable laws, rules and regulations;

•	Periodically reviewing and making recommendations to the Board regarding the size and composition of the Board and its committees;

•	Annually reviewing the independence of the directors;

•	Overseeing our orientation process for newly elected directors and regularly assessing the adequacy of and need for additional director continuing education programs;

•	Overseeing the annual performance evaluation of the Board and its committees and management; and

•	Periodically reviewing and recommending changes to our Corporate Governance Guidelines.

The current members of the Nominating and Corporate Governance Committee are Alan Attal (Chair), Larry Cheng and Yang Xu, each of whom meets the independence standards of the NYSE. The Board has adopted a written charter setting out the functions of the Nominating and Corporate Governance Committee, a copy of which can be found on our website at http://investor.gamestop.com/corporate-governance and is available in print to any stockholder who requests it in writing to our Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. The Nominating and Corporate Governance Committee met two times during fiscal 2021.

Strategic Planning and Capital Allocation Committee

The Strategic Planning and Capital Allocation Committee was formed in January 2021 and is primarily responsible for evaluating and making recommendations to the Board with respect to:

•	Our operational objectives, expense structure and corporate strategy;

•	Our capital structure and capital allocation priorities, including with respect to investments, capital market activities, share repurchases, leverage and liquidity levels and dividends;

•	Our performance with respect to strategies, investments and initiatives versus original projections;

•	The parameters of, and assumptions underlying, our annual operating and capital plans and budgets;

•	The employment status of our executive officers and, to the extent appropriate, recommending any successors to such persons;

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•	Strategic acquisitions, divestitures, partnerships and business combinations; and

•	In conjunction with the Compensation Committee, the performance of management and the metrics through which we align executive compensation with individual, departmental and corporate performance.

The current members of the Strategic Planning and Capital Allocation Committee are Ryan Cohen (Chair), Alan Attal and Jim Grube, each of whom meets the independence standards of the NYSE. The Board has adopted a written charter setting out the functions of the Strategic Planning and Capital Allocation Committee, a copy of which can be found on our website at http://investor.gamestop.com/corporate-governance and is available in print to any stockholder who requests it in writing to our Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051.

Minimum Qualifications

The Nominating and Corporate Governance Committee ensures that the Board possesses the right mix of skills and experiences to provide effective guidance and oversight to management as it executes our short and long-term strategy. The Nominating and Corporate Governance Committee does not set specific minimum qualifications for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE and the SEC, as applicable. Nominees for director will be selected on the basis of outstanding achievement in their personal careers, board experience, wisdom, integrity, ability to make independent and analytical inquiries, understanding of the business environment and willingness to devote adequate time to Board duties. The Board believes that each director should have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any significant subsidiaries or business segments and (iii) the relative standing of the Company and its business segments in relation to its competitors. The Board has established a director retirement age of 75, unless the Chair of the Board grants a waiver as permitted under the retirement policy. Currently, none of our directors is of retirement age.

Nominating Process

The Nominating and Corporate Governance Committee will consider recommendations for director candidates from a variety of sources (including incumbent directors, stockholders (in accordance with the procedures described below), our management and third-party search firms). When nominating an incumbent director for re-election at an annual meeting, the Nominating and Corporate Governance Committee considers the director’s performance on the Board and its committees and the director’s qualifications in light of the Nominating and Corporate Governance Committee’s assessment of the Board’s needs. The Nominating and Corporate Governance Committee has not adopted any criteria for evaluating a candidate for nomination to the Board that differ depending on whether the candidate is nominated by a stockholder, an incumbent director, our management, third-party search firm or other source.

Consideration of Stockholder-Nominated Directors

In addition to proposing a candidate for possible nomination by the Nominating and Corporate Governance Committee, any stockholder is entitled to directly nominate one or more candidates for election to the Board in accordance with our Bylaws. See “Other Matters—Other Proposals and Nominees” later in this proxy statement. Also, in March 2017, the Board amended the Bylaws to include a proxy access provision. The proxy access bylaw allows a stockholder, or a group of up to 25 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to two individuals or 25% of the Board (whichever is greater), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in Article III of the Bylaws. The complete text of our Bylaws, as amended, is available on our website at http://investor.gamestop.com/corporate-governance and is available in print to any stockholder who requests it in writing to our Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. See “Other Matters—Proxy Access Director Nominees” elsewhere in this proxy statement.

Annual Board Evaluation Process

The Board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and board effectiveness. The evaluation processes utilized by the Board are designed and implemented under the direction of the Nominating and Corporate Governance Committee and aim to assess Board and committee effectiveness as well as individual Director performance and contribution levels. The Nominating and Corporate Governance Committee and full Board consider the results of these evaluations in connection with their review of Director nominees to ensure the Board continues to operate effectively.

Our directors regularly complete governance questionnaires and self-assessments. These questionnaires and assessments, and feedback from discussions between members of the Nominating and Corporate Governance Committee and individual directors,

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facilitate a candid assessment of: (i) the Board’s performance in areas such as business strategy, risk oversight, talent development and succession planning and corporate governance; (ii) the Board’s structure, composition and culture; and (iii)  the mix of skills, qualifications and experiences of our directors.

Corporate Governance

Director Independence; Independence Determination

The Board has adopted the definition of independence in the listing standards of the NYSE. In its assessment of director independence, the Board considers all commercial, charitable and other relationships and transactions that any director or member of his or her immediate family may have with us, with any of our affiliates or with any of our consultants or advisers.

The Board has affirmatively determined that each of Alan Attal, Larry Cheng, Ryan Cohen, Jim Grube and Yang Xu is independent under the NYSE standards as well as under standards set forth in SEC regulations, and that the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are comprised exclusively of independent directors under the foregoing standards. The Board has affirmatively determined that each of its former non-management directors serving on the Board and the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee during fiscal 2021 were independent under the NYSE standards as well as under standards set forth in SEC regulations. The Board did not determine Mr. Furlong or Mr. Sherman to be independent because of Mr. Furlong’s current executive position and Mr. Sherman’s former executive position with us.

Our independent and non-management directors hold regularly scheduled executive sessions without management present.

Board Leadership Structure

The Board’s leadership structure is currently comprised of an independent Chair of the Board, our Chief Executive Officer and 4 other independent directors. Effective immediately upon his election at the 2021 annual meeting, Ryan Cohen became the Chair of the Board. In this role, Mr. Cohen presides over regularly scheduled meetings with the other non-management directors to discuss and evaluate our business without members of management present and provides guidance and oversight to management. Mr. Furlong, our Chief Executive Officer also serves as a director. The Board believes that Mr. Furlong’s service as a director further enhances the Board’s oversight of our day-to-day operations and provides additional management expertise with respect to the complexities of our business units. All directors play an active role in overseeing our business both at the Board and committee level. This structure, together with our other corporate governance practices, provides strong independent oversight of management while ensuring clear strategic direction for us. The Board believes that at this time our stockholders are best served by this structure.

Majority Voting in the Election of Directors

Directors must be elected by a majority of the votes cast in elections for which the number of nominees for election does not exceed the number of directors to be elected. A plurality vote standard applies to contested elections where the number of nominees exceeds the number of directors to be elected. Our Bylaws provide that any incumbent director who does not receive a majority of the votes cast in an uncontested election is required to tender his or her resignation for consideration by our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The director who tenders his or her resignation will not participate in the Nominating and Corporate Governance Committee’s or the Board’s decision. In determining its recommendation to the Board, the Nominating and Corporate Governance Committee will consider all factors that it deems relevant. Following such determination, we will promptly publicly disclose the Board’s decision, including, if applicable, the reasons for rejecting the tendered resignation.

Human Capital Management Oversight

The Board, as a whole and through its standing committees, has made human capital management a priority. The Board believes that the diverse talents of our global team of associates is a key contributor to our success as a global brand. We are committed to the ongoing talent development of all our associates and offer rewarding learning opportunities through our proprietary training programs and high-potential talent development programs as well as educational assistance programs. At GameStop, we advocate working actively to build understanding and collaboration across our family of brands. For additional information on our human capital management, see our Annual Report on Form 10-K for fiscal 2021.

Codes of Ethics

We have adopted a Code of Ethics for Senior Financial and Executive Officers that is applicable to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, any Executive Vice President, any Senior Vice President or Vice President employed in a

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finance or accounting role and any managing director or finance director of all our foreign subsidiaries. We have also adopted a Code of Standards, Ethics and Conduct applicable to all of our associates and non-employee directors. The Code of Ethics for Senior Financial and Executive Officers and the Code of Standards, Ethics and Conduct are available on our website at http://investor.gamestop.com/corporate-governance and are available in print to any stockholder who requests them in writing to our Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. In accordance with SEC rules, we intend to disclose any amendment (other than any technical, administrative or other non-substantive amendment) to either of the above Codes, or any waiver of any provision thereof with respect to certain specified officers listed above, on our website at http://investor.gamestop.com/corporate-governance within four business days following such amendment or waiver.

Claw-back Policy

We have adopted a claw-back policy which requires the Board, when permitted by law, to require reimbursement of annual incentive payments or long-term incentive payments from a current or former executive officer where the payment was predicated upon achieving certain financial results or other operating metrics, and either (1) the Board determines in its good faith judgment that such financial results or other operating metrics were achieved in whole or part as a result of fraud or other misconduct on the part of such executive, or fraud or other misconduct of other employees of which such executive had knowledge, whether or not such conduct results in any restatement of our financial statements filed with the SEC, or (2) such financial results or other operating metrics were the subject of a restatement of our financial statements filed with the SEC, and a lower payment would have been made to the executive officer based upon the restated financial results. We will, to the fullest extent possible under applicable law, seek to recover from the individual executive officer, in the case of (1), the full amount of the individual executive officer’s incentive payments for the relevant period (including, at a minimum, for the three-year period prior to such financial results), and in the case of (2), the amount by which the individual executive officer’s incentive payments for the relevant period (including, at a minimum, for the three-year period prior to the restatement of financial results) exceeded the lower payment that would have been made based on the restated financial results.

Equity Ownership Policy

The Board believes that it is important for each executive officer and non-employee director to have a financial stake in us to help align the executive officer’s and non-employee director’s interests with those of our stockholders. To that end, we have an equity ownership policy requiring that each executive officer and non-employee director maintain ownership of common stock with a value of at least the following:

Executive Officer or Non-employee Director	Fiscal 2021 Stock Ownership Guidelines

Chief Executive Officer	5 times base salary

Chief Operating Officer or Executive Vice President	3 times base salary

Non-employee Director	275,000

New executive officers or non-employee directors are given a period of five (5) years to attain full compliance with these requirements. These requirements will be reduced by 50% for executive officers after the executive officer reaches the age of 62 in order to facilitate appropriate financial planning.

For purposes of these determinations, (i) stock ownership includes shares of common stock which are directly owned or owned by family members residing with the executive officer or non-employee director, or by family trusts, as well as vested options and vested restricted stock, and unvested restricted stock or equivalents, unless they are subject to achievement of performance targets, and common stock or stock equivalents credited to such executive officer or non-employee director under any deferred compensation plan, and (ii) common stock shall be valued per share using the 200-day trailing average NYSE per share closing price. As of January 29, 2022, each of our executive officers and non-employee directors was in compliance with our equity ownership policy (either because they owned adequate shares or are within the applicable grace period to obtain adequate shares).

Anti-Hedging Policy

Given that the aim of ownership of common stock is to ensure that employees and directors have a direct personal financial stake in our performance, hedging transactions on the part of employees and directors could be contrary to that purpose. Therefore, we have adopted an anti-hedging policy which states that the implementation by an employee or director of hedging strategies or transactions using short sales, puts, calls or other types of financial instruments (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, and exchange funds) based upon the value of our common stock and applied to equity securities granted to such employee or director, or held, directly or indirectly, by such employee or director, is strictly prohibited.

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Corporate Governance Guidelines; Certifications

The Board has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are available on our website at http://investor.gamestop.com/corporate-governance and are available in print to any stockholder who requests them in writing to our Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051.

On an annual basis, our Chief Executive Officer submits to the NYSE the annual certification required by Section 303A.12(a) of the NYSE Listed Company Manual. In addition, we have filed with the SEC as exhibits to our Annual Report on Form 10-K for fiscal 2021 the certifications of our Chief Executive Officer and Chief Financial Officer required pursuant to Section 302 of the Sarbanes-Oxley Act relating to the quality of our public disclosure.

Communications Between Stockholders and Interested Parties and the Board

Stockholders and other interested persons seeking to communicate with the Board should submit any communications in writing to the Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. Our Secretary will forward such communication to the full Board or to any individual director or directors (including the presiding director of the executive sessions of the non-management directors or the non-management directors as a group) to whom the communication is directed.

Attendance at Annual Meetings

All members of the Board are expected to attend the annual meeting and be available to address questions or concerns raised by stockholders. At our 2021 annual meeting of stockholders, which occurred during the COVID-19 pandemic, all of our then incumbent directors who stood for re-election at the 2021 annual meeting attended the meeting either in person or by teleconference.

Succession Planning

The Board is responsible for succession planning and succession planning issues are discussed as a matter of course at regular Board meetings. In addition, the Nominating and Corporate Governance Committee and the Strategic Planning and Capital Allocation Committee periodically review the talent development and succession plans for our senior executive officer positions, including the Chief Executive Officer.

Risk Oversight

Responsibility for risk oversight resides with the full Board. Committees have been established to help the Board carry out this responsibility by focusing on key areas of risk inherent in the business. The Audit Committee oversees risk associated with financial and accounting matters, including compliance with legal and regulatory requirements, related-party transactions and our financial reporting and internal control systems. The Audit Committee also oversees our internal audit function and regularly meets separately with representatives of internal audit, the Chief Financial Officer, external auditors and other financial and executive management. The Compensation Committee oversees risks associated with compensation policies and the retention and development of executive talent, including the development of policies that do not encourage excessive risk-taking by our executives. These policies include various factors to help mitigate risk, including vesting periods, equity ownership policies, and claw-back provisions. The Compensation Committee and management also regularly review our compensation policies to determine effectiveness and to assess the risk they present to us. Based on this review, we have concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on us. In addition, at least annually, the Board conducts a formal business review including a risk assessment related to our existing business and new initiatives. Because overseeing risk is an ongoing process and inherent in strategic decisions, the Board also discusses risk throughout the year at other meetings in relation to specific topics or actions.

Director Compensation

Formerly, our standard non-employee director compensation consisted of an annual cash retainer of $140,000 and an annual restricted stock award valued at approximately $140,000, which vested on the date of the next regularly scheduled annual meeting (subject to the grantee’s continued service through that date). In addition, in connection with Ms. Vrabeck’s appointment as Chair of the Board in June 2020, Ms. Vrabeck was entitled to receive an additional $200,000 retainer, payable 50% in restricted stock (granted at the same time as the annual restricted stock award in June 2020), and 50% in cash. This additional compensation was determined based on the expected additional responsibilities assumed by Ms. Vrabeck as Chair of the Board, as well as an analysis of compensation paid to Non-Executive Chairs among our 2020 executive compensation peer group.

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Messrs. Attal and Grube, who were appointed to the Board on January 11, 2021, received a pro-rata portion of our standard 2020 non-employee director compensation, based on the portion of the year served by them and with the number of shares subject to their restricted stock awards based on the closing price of our common stock on the first trading day following their appointments. Their restricted stock awards vested on the date of the 2021 annual meeting. These restricted stock awards are shown in the table below because they were granted in fiscal 2021.

Messrs. Cohen and Sherman declined to receive any compensation for their service as non-employee directors.

Commencing with the 2021 annual meeting, the Board decided to reduce the amount and alter the structure of non-employee director compensation. Each non-employee director elected at the annual meeting will receive a restricted stock unit (RSU) award with a respect to a number of shares determined by dividing $200,000 by the average closing price of our common stock for the 30 trading days immediately preceding the annual meeting. Such RSUs will vest upon the earlier of the next regularly scheduled annual meeting following the award date or the grantee’s death. One share of common stock will be distributed in respect of each vested RSU within 60 days following the relevant vesting date or event. Under this revised structure, no cash compensation will be paid to our non-employee directors.

The following table provides information regarding compensation of our non-employee directors for fiscal 2021.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Total

Current Non-Employee Directors:

Alain (Alan) Attal(3)	$58,334	$257,933	$316,267

Ryan Cohen(3)	—	—	—

James (Jim) Grube(3)	58,334	257,933	316,267

Lawrence (Larry) Cheng(3)(4)	—	200,087	200,087

Yang Xu(3)(4)	—	200,087	200,087

Former Non-Employee Directors:

Kurtis J. Wolf(3)(6)	$36,945	$—	$36,945

Lizabeth Dunn(3)(5)	61,834	—	61,834

Paul J. Evans(3)(5)	61,834	—	61,834

Raul J. Fernandez(3)(5)	61,834	—	61,834

Reginald Fils-Aimé(3)(5)	61,834	—	61,834

William Simon(3)(5)	61,834	—	61,834

James K. Symancyk(3)(5)	61,834	—	61,834

Carrie W. Teffner(3)(5)	61,834	—	61,834

Kathy P. Vrabeck(3)(5)	106,000	—	106,000

(1)	Represents amounts earned and paid for service in fiscal 2021.

(2)

Reflects the grant date fair values in accordance with FASB ASC Topic 718. The grant date fair value of these awards may differ from the award values described in the narrative above, because grant date fair value is determined with reference to the closing price of our common stock on the grant date, whereas these awards were sized with reference to an average closing price of our common stock for a multi-day period preceding the applicable grant date. The Board decided to use this trailing average approach to determine award sizes to reduce the impact of short-term stock price volatility.

(3)

As of January 29, 2022, each of the non-employee directors set forth in the above table held the following number of unvested restricted stock units: Alan Attal—1,022; Ryan Cohen—0; James (Jim) Grube—1,022; Lawrence (Larry) Cheng—1,022; Yang Xu—1,022; Lizabeth Dunn—0; Paul J. Evans—0; Raul J. Fernandez—0; Reginald Fils-Aimé—0; William Simon—0; James K. Symancyk—0; Carrie W. Teffner—0; and Kathy P. Vrabeck—0. Kurtis J. Wolf, who held 29,289 such shares, forfeited his entire award upon his resignation from the Board on April 5, 2021.

(4)	Mr. Cheng and Ms. Xu were appointed to the Board on June 9, 2021.

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(5)	Messrs. Evans, Fernandez, Fils-Aimé, Simon and Symancyk and Mmes. Dunn, Teffner and Vrabeck retired from the Board at the end of their terms at the 2021 annual meeting.

(6)	Mr. Wolf resigned as a member of the Board on April 5, 2021.

We have reimbursed and will continue to reimburse our directors for reasonable expenses incurred in connection with their attendance at Board and committee meetings. Because the Board believes that it is important for each director to have a financial stake in us to help align the director’s interests with those of our stockholders, we require our directors maintain a certain level of ownership of common stock. For a description of the equity ownership policy, see “Corporate Governance-Equity Ownership Policy” above.

Directors who are our executive officers (presently, Mr. Furlong, and, previously, our former President and Chief Executive Officer, Mr. Sherman) do not receive additional compensation for their services as directors, and none of the directors receive additional compensation for their services as committee chairpersons. Please see the portions of this proxy statement regarding executive compensation for a description of Mr. Furlong and Mr. Sherman’s compensation.

On April 18, 2021, we and George E. Sherman, our former Chief Executive Officer and director, entered into a Transition and Separation Agreement (the “Transition Agreement”). The Transition Agreement provided that Mr. Sherman would step down as our President and Chief Executive Officer, but (subject to his reelection by our stockholders at the 2021 annual meeting) would continue to serve a member of the Board. Nonetheless, in the Transition Agreement, Mr. Sherman declined to receive any compensation from us in respect of his service as a member of the Board, even after his employment ceased. Effective as of June 21, 2021, Mr. Sherman stepped down as our President, Chief Executive Officer, and a member of the Board.

Executive Officers

The following table sets forth the names and ages of our current and former executive officers and the positions they hold or held, as applicable:

Name	Age	Title

Current Executive Officers:

Matthew Furlong(1)	43	Chief Executive Officer

Michael Recupero(2)	48	Chief Financial Officer

Former Executive Officers:

Diana Saadeh-Jajeh(3)	52	Senior Vice President and Chief Accounting Officer, and former Interim Chief Financial Officer

George E. Sherman(4)	61	Former Chief Executive Officer

James A. Bell(5)	54	Former Executive Vice President and Chief Financial Officer

Frank M. Hamlin(6)	53	Former Chief Customer Officer

Chris R. Homeister(7)	53	Former Executive Vice President and Chief Merchandising Officer

Jenna Owens(8)	43	Former Executive Vice President and Chief Operating Officer

(1)	Effective as of June 21, 2021, Mr. Furlong was appointed as our President and Chief Executive Officer.

(2)	Effective as of July 12, 2021, Mr. Recupero was appointed as our Chief Financial Officer.

(3)

Effective as of March 26, 2021, Ms. Saadeh-Jajeh was appointed interim Chief Financial Officer. Effective as of July 12, 2021, Ms. Saadeh-Jajeh stepped down as our interim Chief Financial Officer and resumed service as our Senior Vice President and Chief Accounting Officer.

(4)	Effective as of June 21, 2021, Mr. Sherman ceased to be our President and Chief Executive Officer pursuant to the Transition Agreement.

(5)	Effective as of March 26, 2021, Mr. Bell ceased to be our Chief Financial Officer.

(6)

Effective as of March 31, 2021, Mr. Hamlin ceased to be our Chief Customer Officer. Responsibilities associated with Mr. Hamlin’s position were absorbed by other members of the Company’s management team.

(7)

Effective as of June 2, 2021, Mr. Homeister ceased to be our Chief Merchandising Officer. Responsibilities associated with Mr. Homeister’s position were absorbed by other members of the Company’s management team.

(8)

Effective as of October 25, 2021, Ms. Owens ceased to be our Chief Operating Officer. Responsibilities associated with Ms. Owens’ position were absorbed by other members of the Company’s management team.

2022 Proxy Statement | 18

Roles of Chair of the Board and Chief Executive Officer

Effective immediately upon his re-election to the Board at the annual meeting, Ryan Cohen will continue in his role as the Chair of the Board. As an independent chair, Mr. Cohen has the responsibility for presiding over regularly scheduled meetings with the other non-management directors to discuss and evaluate our business without members of management present and provides guidance and oversight to management. Our Chief Executive Officer has responsibility for the development and execution of our strategic plans and for leadership and oversight of all of our day-to-day operations and performance.

Business Experience of Executive Officers

Matthew Furlong serves as our President and Chief Executive Officer (in addition to his role as a director), a role he has held since June 2021. Prior to joining the Company, Mr. Furlong served as Country Leader, Australia for Amazon (NASDAQ: AMZN) since September 2019 and in various other roles at Amazon since October 2012, including as Director, Technical Advisor, Amazon North America. Prior to joining Amazon, Mr. Furlong served in various roles at The Procter & Gamble Company focused on brand, marketing and sales growth strategies.

Michael Recupero serves as our Chief Financial Officer, a role he has held since June 2021. Prior to joining the Company, Mr. Recupero served as Chief Financial Officer of the North American Consumer business of Amazon since January 2021 after serving as Chief Financial Officer of the Prime Video business of Amazon since April 2019 and previously serving as Chief Financial Officer of the European Consumer business of Amazon since October 2016. Prior to those roles, Mr. Recupero served in various other roles at Amazon focused on finance since joining Amazon in April 2004.

19 | 2022 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth the number of shares of our common stock (including common stock that may be purchased pursuant to the exercise of options, warrants or otherwise within 60 days of April 8, 2022) beneficially owned on April 8, 2022 by each director, each of the NEOs, each holder of 5% or more of our common stock and all of our directors and executive officers as a group. Except as otherwise noted, the individual director or executive officer (including former executive officers who are NEOs) or his or her immediate family members had sole voting and investment power with respect to the identified securities. Except as otherwise noted, the address of each person listed below is c/o GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. The total number of shares of our common stock outstanding as of April 8, 2022 was 76,347,215.

	Shares Beneficially Owned

Name	Number(1)		%

5% Stockholders:

RC Ventures LLC	9,101,000	(2)	11.9%

P.O. Box 25250, PMB 30427

Miami, FL 33102

The Vanguard Group	5,931,837	(3)	7.8

100 Vanguard Boulevard

Malvern, PA 19355

BlackRock, Inc.	5,194,518	(4)	6.8

55 East 52nd Street

New York, NY 10055

Directors and Executive Officers:

Ryan Cohen	9,101,000	(2)	11.9

George E. Sherman	1,268,462	(5)	1.7

Frank M. Hamlin	390,359	(6)	*

Chris R. Homeister	388,357	(7)	*

Alain (Alan) Attal	130,423	(8)	*

Matthew Furlong	72,678	(9)	*

Jenna Owens	—	(10)	*

Michael Recupero	55,596	(11)	*

Diana Saadeh-Jajeh	18,825	(12)	*

Lawrence (Larry) Cheng	8,022	(13)	*

James (Jim) Grube	2,023	(14)	*

Yang Xu	1,022	(15)	*

James A. Bell	511,905	(16)	*

All Directors and Officers as a Group (13 persons)	11,948,672	(17)	15.7

*	Less than 1.0%.

(1)

Shares of common stock that an individual or group has a right to acquire within 60 days after April 8, 2022 pursuant to the exercise of options, warrants or other rights are deemed to be outstanding for the purpose of computing the beneficial ownership of shares and percentage of such individual or group, but are not deemed to be outstanding for the purpose of computing the beneficial ownership of shares and percentage of any other person or group shown in the table.

2022 Proxy Statement | 20

(2)

Based on information included in Amendment No. 6 to Schedule 13D filed with the SEC on March 22, 2022 by RC Ventures LLC (“RC Ventures”) and Ryan Cohen (“Mr. Cohen”). The 9,101,000 shares are owned directly by RC Ventures. Mr. Cohen, as the Manager of RC Ventures, may be deemed to beneficially own and to have sole power to vote and dispose of the Shares owned directly by RC Ventures. Mr. Cohen was appointed to the Board on January 11, 2021. See “Proposal 1, Election of Directors—Agreement with RC Ventures and Ryan Cohen.”

(3)

Based on information included in its Amendment No. 12 to Schedule 13G filed with the SEC on February 10, 2022, The Vanguard Group has the sole power to vote or to direct the vote with respect to none of these shares, the sole power to dispose or direct the disposition with respect to 5,837,633 of these shares and the shared power to vote or direct to vote with respect to 38,230 of these shares and the shared power to dispose or direct the disposition with respect to 94,204 of these shares.

(4)

Based on information included in its Amendment No. 16 to Schedule 13G filed with the SEC on February 1, 2022, BlackRock, Inc. has the sole power to vote or to direct the vote with respect to 5,012,837 of these shares and sole power to dispose or direct the disposition with respect to 5,194,518 of these shares.

(5)	As of June 21, 2021, the date of his cessation of employment, Mr. Sherman owned 1,268,462 shares. We do not have information as to Mr. Sherman’s current share ownership.

(6)	As of March 31, 2021, the date of his cessation of employment, Mr. Hamlin beneficially owned 390,359 shares. We do not have information as to Mr. Hamlin’s current share ownership.

(7)	As of June 2, 2021, the date of his cessation of employment, Mr. Homeister beneficially owned 288,595 shares. We do not have information as to Mr. Homeister’s current share ownership.

(8)	Includes 2,901 unvested restricted shares.

(9)	Consists of unvested restricted stock units. Mr. Furlong was appointed as Chief Executive Officer on June 21, 2021.

(10)

As of October 25, 2021, the date of her cessation of employment, Ms. Owens beneficially owned 56,191 unvested shares. These shares were forfeited in connection with her cessation of employment. We do not have information as to Ms. Owens’ current share ownership.

(11)	Consists of unvested restricted stock units. Mr. Recupero was appointed as Chief Financial Officer on July 12, 2021.

(12)	Consists of unvested restricted shares. Ms. Saadeh-Jajeh served as Interim Chief Financial Officer from March 26, 2021 to July 12, 2021

(13)	Consists of unvested restricted stock units. Mr. Cheng was elected to the Board at the 2021 annual meeting.

(14)	Consists of unvested restricted shares. Mr. Grube was appointed to the Board on January 11, 2021.

(15)	Consists of unvested restricted stock units. Ms. Xu was elected to the Board at the 2021 annual meeting.

(16)	As of March 26, 2021, the date of his cessation of employment, Mr. Bell owned 511,905 shares. We do not have information as to Mr. Bell’s current share ownership.

(17)	Of these shares, 161,067 are unvested restricted shares.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Alan Attal (Chair), Larry Cheng and Jim Grube, none of whom has ever been an employee of the Company. No member of the Compensation Committee had a relationship requiring disclosure in this Proxy Statement under Items 404 or 407 of SEC Regulation S-K.

21 | 2022 Proxy Statement

PROPOSAL 2:	APPROVAL OF THE GAMESTOP CORP. 2022 INCENTIVE PLAN

Overview

On March 31, 2022, the Compensation Committee and the Board approved, subject to the approval of the Company’s stockholders at the annual meeting, the GameStop Corp. 2022 Incentive Plan (the “2022 Plan”). The 2022 Plan, if approved by stockholders, will replace the current GameStop Corp. 2019 Incentive Plan (the “2019 Plan”).

Our principal reason for implementing the 2022 Plan is to support future compensatory equity issuances. If the 2022 Plan is approved by stockholders, 8,000,000 shares of common stock, plus any shares subject to 2019 Plan awards that expire, are forfeited, cancelled, terminated or settled in cash after the 2022 Plan is effective, will be available for issuance under the 2022 Plan.

If the 2022 Plan is approved by stockholders, no additional awards will be made pursuant to the 2019 Plan. If this proposal is not approved by our stockholders, the 2022 Plan will not become effective and the 2019 Plan will remain in effect in accordance with its present terms, which has an expiration date of June 25, 2029.

Why GameStop Corp. Believes You Should Vote to Approve Proposal 2

The 2022 Plan authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other share-based awards, for the purposes of providing officers, employees, consultants, advisors, and directors of our Company and affiliates with incentives and rewards for performance.

We believe our future success depends in part on our ability to attract, motivate, and retain high-quality officers, employees, consultants, advisors, and directors, and that the ability to provide equity-based awards under the 2022 Plan is critical to achieving this success. If the 2022 Plan is not approved, it may jeopardize the Compensation Committee’s ability to achieve these objectives. We believe that we would be at a significant competitive disadvantage if we could not use equity-based awards to recruit and compensate high-performing individuals, based on the fact that equity-based awards are a critical component of our new compensation structure, and are a key design feature of the compensation programs of our competitors.

The use of equity as part of our compensation program is also important to our continued success as it aligns the interests of our officers, employees, directors and other grantees with the interests of our stockholders and promotes a focus on long-term value creation. In addition, the 2022 Plan will allow us to continue to provide a means whereby those individuals who have responsibility for the successful administration and management of the Company can acquire and maintain ownership of shares of common stock, thereby strengthening their interests in the welfare of the Company.

In addition, as described in our Compensation Discussion and Analysis, the Compensation Committee adopted a new compensation structure whereby a significant portion of the compensation of our NEOs and senior-level employees are to be delivered through the use of equity (with significantly reduced cash compensation levels vs. our legacy approach to executive and employee compensation). This approach creates direct alignment between the interests of our stockholders with the interests of our executives. The 2022 Plan helps to ensure that the Compensation Committee has adequate shares available to meet our compensation objectives under this new structure in all stock price environments. Furthermore, the 2022 Plan will ensure we can continue to attract the executive talent necessary to execute upon our digital strategy and transformation of our business.

Determination of Shares to be Available for Issuance Under the 2022 Plan

As of April 8, 2022, the number of shares remaining available for new grants under the 2019 Plan was 4,128,642. The Compensation Committee approved the share authorization requested under the 2022 Plan based, in part, on a belief that the number of shares currently available to grant under the 2019 Plan does not give us sufficient flexibility to adequately provide for future incentives.

In setting the number of proposed shares available for issuance under the 2022 Plan, the Compensation Committee considered a number of factors, including the Company’s new compensation structure, historical grant practices, the dilutive effect of additional compensatory equity issuances, the Company’s current and expected future personnel complement, and the recent and potential future volatility in the Company’s stock price.

Based on internal analyses of historical and future potential equity needs, we expect the share reserve proposed under the 2022 Plan would provide the Compensation Committee with the ability to deliver equity-based awards for approximately three to four years. The actual duration of this share reserve could vary from this estimate based on a number of factors, including, but not limited to, future stock prices, future changes to our grantee population, and future changes to our equity incentive design.

2022 Proxy Statement | 22

Important 2022 Plan Features

No Payment of Dividends Until Awards Vest. Dividends or dividend equivalents payable with respect to 2022 Plan awards will be subject to the same vesting terms as the related award.

No Option or SAR Repricing. The 2022 Plan prohibits the repricing of stock options and stock appreciation rights without stockholder approval.

No Automatic Acceleration upon a Change in Control. The 2022 Plan reflects the Company’s current practice not to provide for automatic equity award vesting upon a change in control. Rather, we believe that it is important for the Compensation Committee to maintain flexibility as to the proper treatment of awards upon a change in control, so the 2022 Plan leaves this to the Compensation Committee’s judgment.

3-Year Annual Burn Rate and Year-End Dilution/Overhang

The table below illustrates dilution and other metrics relating to equity grants for the last three fiscal years.

	Fiscal 2021	Fiscal 2020	Fiscal 2019	Average
Annual Burn Rate(1)	1.6%	4.0%	4.2%	3.3%
Year-End Dilution(2)	1.8%	6.6%	3.8%	4.1%
Year-End Overhang(3)	7.3%	12.8%	10.8%	10.3%

(1)

Calculated by dividing (a) the number of shares underlying stock awards and stock options granted during each respective fiscal year by (b) the weighted average number of shares outstanding (diluted) over each respective fiscal year.

(2)

Calculated by dividing (a) the number of shares underlying stock awards and stock options outstanding at each respective fiscal year-end by (b) the sum of the Common Shares Outstanding at each respective fiscal year-end plus the numerator.

(3)

Calculated by dividing (a) the number of shares underlying stock awards and stock options outstanding, plus any shares remaining available for future grant, at each respective fiscal-year end, by (b) the sum of the Common Shares Outstanding at each respective fiscal year-end plus the numerator.

Summary of Material Features of the 2022 Plan

The following is a summary of the material features of the 2022 Plan, which is qualified in its entirety by reference to the actual text of the 2022 Plan (attached hereto as Appendix A).

Eligibility. The 2022 Plan provides for the grant of equity awards to officers, employees, consultants, advisors and directors of the Company, our subsidiaries and affiliates selected from time to time by our Compensation Committee. The Compensation Committee will determine in its sole and absolute discretion the specific individuals eligible to participate in the 2022 Plan. As of April 8, 2022, we had approximately 26,000 employees and 5 directors (not including employee directors, who are included in the number of employees). Depending on the time of year, the number of other employees fluctuates significantly due to the seasonality of our business.

Awards. Awards under the 2022 Plan may take the form of stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units (“RSUs”), performance awards and other share-based awards, or any combination of the foregoing (each, an “award” and collectively, “awards”).

Shares Available. Subject to the adjustment provisions discussed below under “Adjustments,” the total number of shares that may be issued under the 2022 Plan is 8,000,000. Upon the approval of the 2022 Plan by stockholders, no further awards will be granted under the 2019 Plan. Shares subject to awards (including 2019 Plan awards) that expire, are forfeited, cancelled, are otherwise terminated or are settled in cash shall be or again be available for grant under the 2022 Plan. As of April 8, 2022, there were no shares subject to stock options and 360,618 shares subject to unvested restricted stock awards and restricted stock unit awards outstanding under the 2019 Plan.

Plan Administration. Our Compensation Committee will administer the 2022 Plan. The Compensation Committee will be authorized to grant awards under the 2022 Plan, to interpret the provisions of the 2022 Plan and to prescribe, amend and rescind rules relating to the 2022 Plan or any award thereunder. Subject to applicable state law, the Compensation Committee may delegate to one or more officers of the Company (who need not be directors) the authority to grant 2022 Plan awards to participants who are not subject to the requirements of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”).

23 | 2022 Proxy Statement

Stock Options. The 2022 Plan permits the granting of “incentive stock options” meeting the requirements of Section 422 of the Code, and “nonqualified stock options” that do not meet such requirements. The term of each option is determined by the Compensation Committee and shall not exceed ten years after the date of grant. Options may also be subject to restrictions on exercise, such as exercise in periodic installments, as determined by the Compensation Committee. In general, the per share exercise price for options must be at least equal to 100% of the fair market value of the underlying shares on the date of the grant, unless the option is intended to be compliant with the requirements of Section 409A of the Code. All 8,000,000 shares authorized for issuance under the 2022 Plan shall be available for issuance in respect of incentive stock options.

Stock Appreciation Rights. The 2022 Plan permits the granting of SARs. The Compensation Committee will determine any vesting schedules and the terms and conditions of each grant, provided, however, the term of a SAR shall not exceed ten years. Upon the exercise of a SAR, the recipient is entitled to receive from the Company an amount in cash or shares with a fair market value equal to the appreciation in the value of the shares subject to the SAR over a specified reference price. The reference price per share of any SAR will not be less than 100% of the fair market value per share of Company common stock on the date of the grant of the SAR, unless the SAR is intended to be compliant with the requirements of Section 409A of the Code.

Restricted Stock. The Compensation Committee may award restricted stock under the 2022 Plan. Restricted stock gives a participant the right to receive stock subject to a risk of forfeiture based upon certain conditions. The forfeiture restrictions on the shares may be based upon performance standards, length of service and/or other criteria as the Compensation Committee may determine. Until all restrictions are satisfied, lapsed or waived, we will maintain custody over the restricted stock, but the participant will be able to vote the shares and will be entitled to all distributions paid with respect to the shares (but see below, under the heading “No Current Dividends on Unvested Awards” with respect to the treatment of dividends while the shares remain unvested). During the period in which shares are restricted, the restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Upon termination of employment, the participant will forfeit the restricted stock to the extent the applicable vesting requirements have not by then been met.

Restricted Stock Units. The 2022 Plan provides that the Compensation Committee may grant restricted stock units, which represent the right to receive shares following the satisfaction of specified conditions. The Compensation Committee will determine any vesting schedules and the other terms of each grant of RSUs. A participant will not have the rights of a stockholder with respect to the shares subject to an RSU award prior to the actual issuance of those shares.

Performance Awards. The 2022 Plan provides that the Compensation Committee may grant awards that are contingent upon the achievement of specified performance criteria (“Performance Awards”). Such awards may be payable in cash, shares or other property. The Compensation Committee will determine the terms of Performance Awards, including the performance criteria, length of the applicable performance period, and the time and form of payment.

Other Share-Based Awards. The 2022 Plan provides that the Compensation Committee may grant other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares. All the terms of such other share-based awards will be determined by the Compensation Committee.

No Payment of Dividends Until Awards Vest. Dividends or dividend equivalents payable with respect to 2022 Plan awards will be subject to the same vesting terms as the related award.

Adjustments. In the event of any corporate transaction or event such as a stock dividend, extraordinary dividend or other similar distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event affecting the Company’s common stock, the 2022 Plan provides that the Compensation Committee will make equitable adjustments to (i) the number and type of shares available for future awards, (ii) the number and type of shares subject to outstanding awards, (iii) the grant or exercise price with respect to any award, and (iv) any performance-criteria expressed on a per share basis.

No Option or SAR Repricing. The 2022 Plan provides that, except for adjustments in connection with certain corporate transactions, the exercise price of options and SARs will not be reduced without stockholder approval. Similarly, without stockholder approval, the 2022 Plan prohibits the exchange of underwater options or SARs for cash or other awards.

Transferability of Awards. Generally, awards may be transferred only by will or the laws of intestacy. The Compensation Committee, however, may allow for the assignment or transfer of an award (other than incentive stock options and restricted stock awards) to a participant’s spouse, children and/or trusts, partnerships, or limited liability companies established for the benefit of the participant’s spouse and/or children, subject in each case to certain conditions on assignment or transfer.

2022 Proxy Statement | 24

Termination and Amendment. The 2022 Plan will terminate ten years from the date of its approval by stockholders. No awards may be made after that date. Awards outstanding on such termination date will remain valid in accordance with their terms. The Compensation Committee may amend the 2022 Plan at any time but cannot, without the approval of stockholders, increase the number of shares that may be issued under the 2022 Plan or make any other change to the 2022 Plan that would require stockholder approval under applicable law or stock exchange rules.

Treatment of Awards Upon a Change in Control. Upon or immediately prior to a “change in control” of the Company (as the term is defined in the 2022 Plan), the Compensation Committee may, in its sole and absolute discretion and without the need for consent of the participant, vest, cancel, adjust, modify or exchange an award in such manner as the Compensation Committee deems appropriate. In addition, with respect to performance-based awards, the Compensation Committee may: (i) accelerate the end of the performance period and settle awards based on actual performance through that date (with or without adjustment of performance goals to reflect the abbreviated performance period), (ii) accelerate the end of the performance period and settle awards at the target level (with or without pro-ration to reflect the abbreviated performance period), and/or (iii) adjust performance goals to equitably reflect the change in control.

Treatment of Options/SARs Upon Termination of Employment. Unless otherwise determined by the Compensation Committee, an option or SAR granted under the 2022 Plan will generally remain exercisable following termination of service, to the same extent it was exercisable immediately before such termination, for the lesser of (i) three months, or (ii) the period remaining until the original expiration date of such option or SAR. In the case of death or disability, as defined in the 2022 Plan, the three month exercise period is extended to one year from the date of death or the date of termination due to disability.

Tax Withholding. We may withhold amounts from participants to satisfy withholding tax requirements arising in connection with 2022 Plan awards. Unless otherwise determined by the Compensation Committee, these tax withholding requirements may be satisfied by the withholding of shares subject to the awards.

Clawback. The Compensation Committee may provide in an award agreement that an award will be cancelled if the grantee violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Compensation Committee in its sole discretion. The Compensation Committee may also provide in an award agreement that if the participant engages in any activity referred to in the preceding sentence, such participant will forfeit any gain realized on the vesting or exercise of such award and/or must repay the gain to the Company. Finally, the acceptance of a 2022 Plan award will constitute an acknowledgement by the grantee that such award will be subject to any clawback policy adopted by the Company or its affiliates from time to time.

Federal Income Tax Consequences Relating to Awards Under the 2022 Plan

Certain Federal Income Tax Consequences of the 2022 Plan. The following is a brief summary of the principal federal income tax consequences of awards under the 2022 Plan. The summary is based upon current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Incentive Stock Option. A participant does not recognize taxable income either at the time of grant or at the time of exercise of an incentive stock option. However, upon exercise, the difference between the fair market value of the shares and the exercise price is treated as an item of tax adjustment for purposes of the alternative minimum tax. If a participant does not dispose of shares acquired through the exercise of an incentive stock option in a “disqualifying disposition” (i.e., no disposition occurs within two years from the date of grant nor within one year from the date of exercise of that incentive stock option), then the participant will be taxed only upon the sale of such shares, and any gain then realized will be taxable as long term capital gain.

The Company will not receive any tax deduction on the exercise of an incentive stock option or, if the above holding period requirements are met, on the sale of the underlying shares. If there is a disqualifying disposition (i.e., one of the holding period requirements is not met), the participant will be treated as receiving compensation subject to ordinary income tax in the year of the disqualifying disposition and the Company will be entitled to a deduction for compensation expense in an amount equal to the amount included in income by the participant. The participant generally will be required to include in income an amount equal to the difference between the fair market value of the shares at the time of exercise and the exercise price. Any appreciation in value after the time of exercise will be taxed at the applicable capital gains rate and will not result in any deduction for the Company.

Nonqualified Stock Option. If nonqualified stock options are granted to a participant, there are no federal income tax consequences at the time of grant. Upon exercise of the option, the participant must report as ordinary income an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Company will then generally be entitled to a corresponding and contemporaneous tax deduction. Any subsequent appreciation in the value of the shares will be taxed at the applicable capital gains rate when the shares are sold and will not result in any deduction for the Company.

25 | 2022 Proxy Statement

Stock Appreciation Right. No income will be realized by the participant in connection with the grant of any SAR. The participant must include in ordinary income the amount of cash received or the fair market value on the date of issuance of any shares received upon the exercise of a SAR. The Company will then generally be entitled to a corresponding and contemporaneous tax deduction.

Restricted Stock. Except as described in the following paragraph, a grant of restricted stock does not constitute a taxable event for either a participant or the Company. However, the participant will be subject to tax, at ordinary income rates, based on the fair market value of the shares when they are no longer subject to a substantial risk of forfeiture or they become transferable. The Company will then generally be entitled to a corresponding and contemporaneous tax deduction. Any subsequent appreciation in the value of the shares will be taxed at the applicable capital gains rate when the shares are sold and will not result in any deduction for the Company.

A participant may elect to recognize taxable ordinary income at the time restricted stock is awarded in amount equal to the fair market value of the shares at the time of grant, determined without regard to any forfeiture restrictions. Any such election must be filed with the Internal Revenue Services (the “IRS”) and the Company within 30 days following the date of grant. If such an election is made, the Company will be entitled to a deduction at that time in the same amount. Any subsequent appreciation in the value of the shares will be taxed at the applicable capital gains rate when the shares are sold and will not result in any deduction for the Company.

Restricted Stock Units. If a participant is granted a restricted stock unit, he or she will not be required to recognize any taxable income at the time of grant. Upon distribution of shares or cash in respect of a restricted stock unit, the fair market value of those shares or the amount of that cash will be taxable to the participant as ordinary income and the Company will then generally be entitled to a corresponding and contemporaneous tax deduction. Any subsequent appreciation in the value of shares received will be taxed at the applicable capital gains rate when the shares are sold and will not result in any deduction for the Company.

Other Awards. The payment of cash or the issuance of unrestricted shares in settlement of any other 2019 Plan award will generally give rise to ordinary income, at the time of payment or issuance, equal to the amount of cash paid or the value of the shares issued. The Company will generally be entitled to a corresponding and contemporaneous deduction. Any subsequent appreciation in the value of any shares received will be taxed at the applicable capital gains rate when the shares are sold and will not result in any deduction for the Company.

Excess Parachute Payments. The acceleration of the vesting or payment of 2022 Plan awards in connection with a change in control, when considered together with other transaction related payments, may cause part or all of the consideration involved to be treated as “excess parachute payments” under Section 280G the Internal Revenue Code, which may subject the participant to a 20% excise tax and precludes a deduction by the Company.

ERISA Status

The 2022 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Stock Price Information

As of April 8, 2022, the closing price per share of Company common stock on the NYSE was $146.19.

New Plan Benefits

If the 2022 Plan is approved by stockholders, awards under the 2022 Plan will be determined by the Compensation Committee in its discretion, and it is, therefore, not possible to predict the number, name or positions of persons who will benefit from the 2022 Plan or the terms of any such benefits. For information with respect to equity awards granted to our NEOs and non-employee directors during the 2021 fiscal year, please see above under the headings “Director Compensation” and “Grants of Plan-Based Awards in Fiscal 2021” and “Outstanding Equity Awards at Fiscal 2021 Year-End.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION AND APPROVAL OF THE 2022 PLAN. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

2022 Proxy Statement | 26

Securities Authorized for Issuance Under Equity Compensation Plans

Information for our equity compensation plans, in effect as of January 29, 2022 is as follows:

	(a)	(b)	(c)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)(3)
Equity compensation plans approved by security holders(1)	—	not applicable	4,388,798
Equity compensation plans not approved by security holders	—	not applicable	0

Total	—		4,388,798

(1)

Excludes 1,132,876 time-vested restricted stock awards and restricted stock unit awards and 193,135 performance-based restricted stock awards outstanding under our stockholder approved plans at the end of fiscal 2021.

(2)	Excludes securities reflected in Column (a).

(3)	All shares reflected in this column relate to our 2019 Plan. No new awards may be granted under our Amended and Restated 2011 Incentive Plan (the “2011 Incentive Plan”).

27 | 2022 Proxy Statement

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We believe that it is appropriate to solicit the views of our stockholders regarding the compensation of our NEOs. Accordingly, and in accordance with SEC rules implemented under Section 14A of the Exchange Act, the Company seeks a non-binding advisory vote from our stockholders on the compensation of our NEOs as described in this Proxy Statement.

As discussed more fully in the “Compensation Discussion and Analysis” in this Proxy Statement, the Compensation Committee believes the NEOs should be compensated commensurate with their success in maintaining a high level of performance necessary for the Company to produce ongoing and sustained value for our stockholders.

In response to the advisory vote on the frequency of the advisory vote on executive compensation at our 2017 annual meeting, we conduct this advisory vote on executive compensation on an annual basis. This is an advisory vote and is not binding upon the Company, the Compensation Committee or the Board. Therefore, stockholders are not ultimately voting for the approval or disapproval of the Board’s recommendation on this proposal. The result of the vote will not impact any compensation that has already been paid or awarded to the executive officers.

In 2021, we redesigned our compensation program to ensure that the program is aligned with long-term stockholder value creation. We strongly encourage stockholders to read the “Compensation Discussion and Analysis,” the compensation tables and the accompanying narrative disclosures in this Proxy Statement which discuss in greater detail the compensation of our executive officers, the Company’s compensation philosophy and the factors that the Compensation Committee considered in making compensation decisions.

Accordingly, the Board recommends that stockholders vote FOR the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2022 annual meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE RESOLUTION ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

2022 Proxy Statement | 28

Compensation Discussion and Analysis

Compensation Philosophy

We believe it is mutually beneficial for the Company and our employees to instill an ownership mentality and have a meaningful portion of compensation in the form of equity. Accordingly, we redesigned our compensation program in 2021 to drive ownership of our work, our capital, and our relationship to the customer as we focus on transforming into a technology company that prioritizes growth. Messrs. Sherman, Bell, Homeister and Hamlin (collectively, the “Legacy NEOs”) were not included in this new program due to their departure from the Company. In fiscal 2021, the Legacy NEOs received only their respective base salaries until their departures, and no additional bonuses or equity grants were delivered to these executives.

Our executive officer compensation program is administered by the Compensation Committee. The program is based upon the following guiding principles:

•	Total compensation opportunities provided to our NEOs should be competitive and allow us to attract and retain individuals whose skills are critical to our long-term success;

•	The compensation opportunities we offer should encourage long-term strategic thinking, motivate and reward executives for achieving go-forward business strategies and maximize stockholder value.

•

Compensation awards should be based on the fundamental principle of aligning the long-term interests of our employees with those of our stockholders. Therefore, a substantial portion of management’s compensation will be in the form of long-term equity compensation.

Our new programs do not link cash or equity compensation to performance goals as we focus on long-term return for stockholders. We want to encourage long-term thinking without limiting our potential, and do not want employees to focus solely on short-term returns at the expense of long-term growth, innovation and entrepreneurial decision making. With this aim in mind, we have removed short-term performance goals as a component of NEO compensation.

In addition, the Compensation Committee believes the 2021 compensation model is reflective of our guiding principles, as described above. While pre-established performance objectives are not used, the vast majority of our executive compensation program is tied to our stock price, directly aligning the interests of our executives with of our stockholders going forward. To the extent the Company succeeds in achieving our business strategy, our executives will be rewarded through stock price appreciation; however, failure to achieve our strategy and deliver sustainable stockholder value creation will lead to an erosion of realized pay to our executives. This fundamental commitment to pay for performance underscored our compensation decision making in 2021, and going forward.

The key elements of our new compensation program for NEOs are described below.

•

Base Salary. The base salaries of our NEOs are purposely designed to provide a modest level of cash compensation that is significantly less than those paid to senior leadership at similarly positioned companies, and significantly less than base salaries historically paid to Legacy NEOs.

•	New Hire Bonuses. NEOs receive cash bonuses typically during their first two years of employment to maintain targeted compensation near-term while their equity vesting schedule ramps over time.

•

Equity Incentives. The primary component of a NEO’s total compensation is equity compensation issued in the form of time-vested restricted stock units. Accordingly, NEOs receive sizeable stock-based awards at the time of hire and are also eligible for stock-based awards on a periodic basis. Because our compensation program is designed to reward long-term performance and operate over a period of years, NEOs typically receive stock-based awards over a number of years. Annual total compensation as reported in the Summary Compensation Table below includes the entire fair value as of the grant date of a stock award granted in that year, without regard to the fact that the grant vests over a number of years. As a result, our NEO’s total compensation as reported will be higher in years in which they receive a grant, including in fiscal year 2021, compared to years in which they do not receive a grant.

•

Reduced Perquisites. In 2021, we discontinued many of the perquisites available to NEOs in previous years, including disability insurance commensurate with executive salaries, third-party financial planning services, reimbursement of certain otherwise uninsured medial expenses and annual physical examinations. We believe that our executives should be compensated primarily through equity incentives and base salary and have no intention to establish new perquisites.

•

Reduced Severance Benefits. All of our NEOs are employed on an at-will-basis. Our Legacy NEOs each had employment agreements with robust severance packages. Under these employment agreements, if a Legacy NEO was terminated

29 | 2022 Proxy Statement

without cause or the executive terminated their employment with good reason, such NEO was entitled to acceleration of all unvested equity. We no longer offer employment agreements and instead provide limited severance benefits in each NEO’s offer letter. If either of our current NEOs are terminated without cause, only the unvested equity that is scheduled to vest within six months of the termination will be accelerated.

The Compensation Committee oversees risks associated with our compensation policies and the retention and development of executive talent, including the development of policies that do not encourage excessive risk-taking by our executives. These policies include various factors to help mitigate risk, including vesting periods, equity ownership policies, and claw-back provisions. The Compensation Committee and management also regularly review our compensation policies to determine effectiveness and to assess the risk they present to the Company. Based on this review, we have concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

Changes in Senior Management

James A. Bell departed from service as our Chief Financial Officer effective as of March 26, 2021, at which time Diana Saadeh-Jajeh was named Interim Chief Financial Officer. Frank M. Hamlin departed from service as our Chief Customer Officer, Chris R. Homeister departed from service as our Chief Merchandising Officer, and Jenna Owens departed from service as our Executive Vice President and Chief Operating Officer effective as of March 31, 2021, June 2, 2021, and October 25, 2021, respectively. On April 18, 2021, we and George E. Sherman entered into the Transition Agreement, which provided that Mr. Sherman would step down as our President and Chief Executive Officer. Effective as of June 21, 2021, Matthew Furlong was appointed as our President and Chief Executive Officer, and Mr. Sherman stepped down as President and Chief Executive Officer. Further, effective as of July 12, 2021, Ms. Saadeh-Jajeh stepped down as our Interim Chief Financial Officer, and Michael Recupero was appointed as our Chief Financial Officer.

Named Executive Officers

This Compensation Discussion and Analysis covers the fiscal 2021 compensation for the following NEOs, as determined under SEC rules (titles below reflect executives’ roles as of the end of fiscal 2021):

Name	Title

Current Executive Officers:

Matthew Furlong	Chief Executive Officer

Michael Recupero	Chief Financial Officer

Former Executive Officers:

Diana Saadeh-Jajeh(1)	Senior Vice President and Chief Accounting Officer and former Interim Chief Financial Officer

George E. Sherman	Former President and Chief Executive Officer

James A. Bell	Former Executive Vice President and Chief Financial Officer

Frank M. Hamlin	Former Chief Customer Officer

Chris R. Homeister	Former Executive Vice President and Chief Merchandising Officer

Jenna Owens	Former Executive Vice President and Chief Operating Officer

(1)	Ms. Saadeh-Jajeh served as Interim Chief Financial Officer from March 26, 2021 to July 12, 2021

Fiscal 2021 Company Performance

Historically, compensation has been primarily driven by the operating performance of the Company. While we are focused on long term growth, we consider our 2021 performance to assess our progress toward the achievement of our goals. We are focused on transforming into a customer-obsessed technology company to delight gamers and our business strategy supports that objective. We are actively focused on the following:

•	Expanding the Company’s product catalog to offer a wider selection.

•	Growing the Company’s fulfillment network to improve shipping times.

2022 Proxy Statement | 30

•	Modernizing the Company’s systems and tech stack.

•	Maintaining a frictionless ecommerce and in-store experience.

•	Investing in targeted opportunities within blockchain gaming, cryptocurrency verticals and non-fungible tokens.

•	Offering reliable and expert customer service.

•	Sustaining a strong balance sheet.

We believe these future transformation efforts are an important aspect of our continued business to enable long-term value creation for our stockholders. Accordingly, we prioritize long-term revenue growth and market leadership over short-term margins. During 2021,

•

Net sales were $6,010.7 million compared to $5,089.8 million in fiscal 2020, primarily attributable to ongoing demand of the new gaming consoles from Sony and Microsoft, the continued sell-through of the Nintendo gaming product lines, an increase in store traffic compared to the prior year during the onset of the COVID-19 pandemic, and the impact of our product category expansion efforts.

•

Gross margin was 22.4%, a decline of 230 basis points compared to the prior year, which reflects a shift in product mix towards higher dollar lower margin categories such as new console hardware and increased freight and credit card fees associated with the shift to ecommerce sales.

•

Selling, general and administrative expenses were $1,709.6 million compared to $1,514.2 million in the prior year, an increase of $195.4 million, or 12.9% from the prior fiscal year as a result of the impact the COVID-19 pandemic had on our store expenses in prior year as we experienced temporary store closures beginning in March of 2020, costs associated with our transformation initiatives, partially offset by the continued benefit from lower store occupancy costs, attributable in part to a net reduction of 243 permanent store closures since January 30, 2021.

•	Net loss of $381.3 million, or $5.25 per diluted share compared to net loss of $215.3 million, or $3.31 per diluted share in the prior fiscal year.

•	During 2021, in order to strengthen our balance sheet, improve our debt profile and optimize our capital structure, we

○

Sold an aggregate of 8,500,000 shares of our common stock through an at-the market equity offering program (the “ATM Transactions”), which generated $1.68 billion in aggregate gross proceeds. The net proceeds generated from sales under the ATM Transactions have been, and will continue to be used for working capital and general corporate purposes, including repayment of indebtedness, funding our transformation, growth initiatives and product category expansion efforts.

○

Repaid outstanding indebtedness related to $73.2 million of our 6.75% Senior Notes due in 2021, the remaining $216.4 million of our unsecured 10.00% Senior Notes due in 2023, and outstanding borrowings of $25 million under our asset-based revolving credit facility due in November 2022.

○	Extended our French term loans over five years. As of January 29, 2022, the aggregate total was €40.0 million, or $44.6 million.

○	Entered into a new asset-based secured revolving credit facility which provides for a borrowing capacity of $500 million, which matures in November 2026.

•

We are also investing in opportunities for additional growth, including blockchain, digital assets including NFTs, Web 3.0 technology, and new destination formats for our stores. In January 2022, we entered into partnerships with Immutable X Pty Limited (“IMX”) and Digital Worlds NFTs Ltd. (“Digital Worlds”) pursuant to which IMX will become a technology partner and platform for our forthcoming NFT marketplace, and Digital Worlds will grant up to $100 million in IMX tokens to creators of NFT content and technology. In addition, Digital Worlds agreed to provide up to approximately $150 million in IMX tokens to GameStop upon the achievement of certain milestones.

31 | 2022 Proxy Statement

Response to Advisory Vote on Executive Compensation

A substantial portion of our stockholders (97.3% of votes cast) approved the fiscal 2020 compensation for our NEOs at the 2021 annual meeting of stockholders. We interpreted these results, coupled with discussions that we have had from time to time with investors, as a validation of our executive compensation program. Nonetheless, in connection with our transformation into a technology company that prioritizes growth we redesigned our compensation program, with a meaningful portion of compensation in the form of equity. We believe this approach ensures that the long-term interests of our employees is aligned with those of our stockholders. The Compensation Committee will continue to consider alternatives based on feedback from its stockholders and revise the executive compensation program as it deems appropriate.

Compensation Determination Process

The Compensation Committee is responsible for developing the compensation levels for our NEOs. In 2021, we redesigned our compensation program and appointed all new NEOs. In determining the compensation levels for new NEOs, the Compensation Committee considered a variety of factors, including the NEOs’ level of responsibility, expected contributions to our future success, as well as the compensation of similarly situated executives at other companies, including retail and technology companies.

The Compensation Committee may also periodically modify the compensation levels or grant additional equity to existing NEOs and other employees based on the factors set out above as well as past contributions to our performance. Generally, the Compensation Committee considers whether to make changes to the compensation of NEOs in connection with our annual performance and compensation review process, which normally occurs between January and April. No changes are currently contemplated to the compensation of our existing NEOs in fiscal year 2022.

Key Elements of Compensation

Our policies with respect to each of the key elements of NEO compensation are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee also considers and reviews the full compensation package we provide to our executive officers. See below for details on our 2021 compensation program.

Base Salaries

As described above we instituted a new compensation program in 2021 that reduced base salaries for our NEOs (with the primary component of compensation in equity grants). The Legacy NEOs were not part of that program and those Legacy NEOs’ annualized base salaries were unchanged from fiscal 2020 salaries.

Ms. Saadeh-Jajeh received a temporary pay increase of $225,000 (annualized) in connection with her appointment as Interim Chief Financial Officer. In determining this pay increase, the Company considered the additional responsibilities to be undertaken by Ms. Saadeh-Jajeh in her role, and her expected contributions, as Interim Chief Financial Officer.

Name	Annual Fiscal 2021 Base Salary

Current Executive Officers:
Matthew Furlong	$200,000
Michael Recupero	200,000

Former Executive Officers:
Diana Saadeh-Jajeh(1)	$190,000
George E. Sherman	1,100,000
James A. Bell	700,000
Frank M. Hamlin	550,000
Chris R. Homeister	700,000
Jenna Owens	200,000

(1)

Prior to adopting the new compensation program on August 1, 2021, Ms. Saadeh-Jajeh’s annualized salary as the Chief Accounting Officer was $375,000. She also received a temporary pay increase during her tenure as Interim Chief Financial Officer, in which she was paid based on an annualized temporary increase of $225,000 from March 26, 2021 through July 12, 2021.

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New Hire Bonuses

NEOs receive cash bonuses intended to maintain targeted total compensation near-term while their equity vesting schedule ramps over time. These bonuses are paid in bi-weekly installments beginning on the hire date or adoption date of the new compensation structure and typically adjust annually. While most new hire bonuses span the first two years from hire or adoption of the compensation program, they can bridge into subsequent years to address various pay factors as outlined in the Compensation Determination Process section. In connection with her adoption of the new compensation program, Ms. Saadeh-Jajeh received a bonus that mirrors the new hire bonus design.

New Hire Bonuses offered to the NEOs during fiscal 2021 are below:

	New Hire Bonus(1)
Name	2021-2022 (Year 1)	2022-2023 (Year 2)	2023-2024 (Year 3)	2024-2025 (Year 4)	Total
Current Executive Officers:
Matthew Furlong	$2,750,000	$1,950,000	$—	$—	$4,700,000
Michael Recupero	2,250,000	1,150,000	100,000	100,000	3,600,000
Former Executive Officers:
Diana Saadeh-Jajeh	$1,146,250	$818,750	$—	$—	$1,965,000
Jenna Owens	1,500,000	1,000,000	—	—	2,500,000

(1)	New hire bonuses are paid in bi-weekly installments beginning on the hire date or adoption date of the new compensation structure and are adjusted to subsequent amounts listed on an annual basis.

Separately, Ms. Saadeh-Jajeh, also received $27,500 in spot bonuses in fiscal 2021 in connection with her tenure as Interim Chief Financial Officer.

Equity

In 2021, we granted time-vested restricted stock unit or share awards to Messrs. Furlong and Recupero, Ms. Owens and Ms. Saadeh-Jajeh, which are summarized in the table below. The Legacy NEOs did not received any additional long term incentives in fiscal year 2021. The service requirements otherwise applicable to these awards may be waived in certain scenarios; see “Employment Agreements and Severance/Change in Control Benefits” elsewhere in this Proxy Statement.

	Intended Value at Grant Date(1)		Target Value at Vesting(3)
Name			2021-2022 (Year 1)	2022-2023 (Year 2)	2023-2024 (Year 3)	2024-2025 (Year 4)
Current Executive Officers:
Matthew Furlong	$16,500,000		$825,000	$2,475,000	$6,600,000	$6,600,000
Michael Recupero	10,800,000		540,000	1,620,000	4,320,000	4,320,000
Former Executive Officers:
Diana Saadeh-Jajeh	$3,275,000		$163,750	$491,250	$1,310,000	$1,310,000
	300,000	(2)	100,000	100,000	100,000	—
Jenna Owens	9,000,000		450,000	1,350,000	3,600,000	3,600,000

(1)

The intended grant date value shown in the table above differs from the grant date fair value calculated for financial accounting purposes (and therefore the amount shown in the Summary Compensation Table, below) because for the majority of units or shares granted to our NEOs during fiscal 2021 were determined by dividing the intended grant date value (or the applicable portion thereof) by the average closing price of our common stock for the thirty trading days preceding the grant date, whereas the grant date fair value for accounting purposes is determined based on the closing price of our common stock on the grant date. The Compensation Committee decided to use the trailing thirty day average to determine equity award amounts in fiscal 2021 to account for fluctuations in our stock price.

(2)

Represents a discretionary equity award granted by the Compensation Committee in February 2021 to Ms. Saadeh-Jajeh prior to the adoption of our new compensation program and prior to her appointment as an executive officer in recognition of her significant contributions to the Company in 2020. This time-based award vests in equal installments over a three-year period.

(3)

With the exception of Ms. Saadeh-Jajeh award described in note 2, equity awards in the 2021 compensation program vest in 6 tranches over 4 years—5% after the first 12 months, 15% after 24 months, and 20% every subsequent 6 months until fully vested 4 years from the grant date.

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Target Total Compensation Summary

In summary of the compensation elements detailed above, target total compensation for NEOs under the new compensation program for the next four years is described in the table below.

Name	Target Total Compensation
	2021 - 2022 (Year 1)	2022 - 2023 (Year 2)	2023 - 2024 (Year 3)	2024 - 2025 (Year 4)
Current Executive Officers:
Matthew Furlong	$3,775,000	$4,625,000	$6,800,000	$6,800,000
Micheal Recupero	2,990,000	2,970,000	4,620,000	4,620,000
Former Executive Officers:
Diana Saadeh-Jajeh	1,600,000	1,600,000	1,600,000	1,500,000
Jenna Owens	2,150,000	2,550,000	3,800,000	3,800,000

As described above, the Compensation Committee adopted this new compensation program considering the following:

•

Motivate and Reward Executives to Achieve Go-Forward Business Strategy: By granting one-time, new hire RSU grants in 2021, our executive team has the potential for significant rewards through this program, but only to the extent the team executes on our long-range business and strategic objectives that result in share price appreciation. Any decrease in stock price will erode the realizable value that could be earned by our executives upon vesting (with the majority of shares vesting after three and four years).

•

Encourage Long-Term Strategic Thinking: While the Compensation Committee historically granted performance-based restricted stock in past years, establishing performance goals in the current stage of our transformation may be counterproductive; our executives need to remain hyper-focused on the long-term, which includes being nimble to make business decisions that are aligned with our long-term commitment to stockholders and our customers, and the Compensation Committee believes pre-determined performance goals may create undue pressure to achieve pre-established performance goals (that may become irrelevant over time given the fast-changing nature of our business situation and stock price).

•

Attract and Retain Executives Who Believe in the Company: The structure of this LTI program ensures that we attract and retain executives who are willing to tie the vast majority of their compensation to stockholder value creation, given their belief in our long-term business strategy.

•	Compete for Talent in a Digital Transformation: As we execute on our digital strategy, the Compensation Committee also considered market practice for relevant technology-focused companies.

Outcomes for 2020 Long-Term Incentive Awards

A portion of the fiscal 2020 restricted stock awards issued to the Legacy NEOs was subject to performance based on the achievement of a pre-determined fiscal 2021 adjusted EBITDA target. To the extent earned, these awards would have been subject to one additional year of time-based vesting following the end of the performance period. These performance-based restricted stock awards were subject to the scale shown below (with outcomes for performance between the stated intervals determined by straight line interpolation):

Adjusted EBITDA (Fiscal 2021)	Percentage of Target Award Earned
<$150m (Below Threshold)	0%
$150m (Threshold)	50%
$170m—$190m (Target)	100%
$230m (Maximum)	200%

Our net income determined in accordance with generally accepted accounting principles, or GAAP, for fiscal 2021 was a loss of $381.3 millions and our non-GAAP adjusted EBITDA for fiscal 2021, as previously published and presented in Annex I, was a loss of $236.9 million. The adjusted EBITDA amount was below the threshold level of performance, and accordingly, all of these performance-based restricted stock awards were forfeited as of the end of fiscal 2021. See Annex I for additional information on our adjusted EBITDA, including a reconciliation to its most comparable financial measure computed in accordance with GAAP.

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Employment Agreements and Severance/Change in Control Benefits

We had entered into employment agreements with each of the Legacy NEOs (“Employment Agreements”) and have issued offer letters or continuing employment letters to the other NEOs detailing the terms of each NEO’s employment (the “Offer Letters”). The employment of all of our NEOs is “at will” and may be terminated by the Company or the executive at any time, and each executive is restricted from competing with us for a period of time after termination of employment regardless of the reason for the termination.

Under the terms of the Employment Agreements and Offer Letters, each executive is entitled to all benefits afforded to management personnel or as determined by the Board, including, but not limited to, insurance programs, vacation, sick leave and 401(k) benefits.

Each of the Employment Agreements with the Legacy NEOs provided that upon an executive’s termination of employment without cause or by the executive with good reason the executive, subject to an effective release, would receive an amount equal to two times (A) the executive’s base salary plus (B) the executive’s target bonus. Such amount would be paid in a lump sum. If such termination occurred within 18 months following a change in control (as defined in the Employment Agreements) the “two” would be replaced by two and one-half (three in the case of the Chief Executive Officer). The Legacy NEO would also receive continuation of medical benefits for up to 18 months. Additionally, any time-vested equity grants made to the executive would become fully vested. Any performance-vested equity grants made to the executive would remain outstanding and will vest, if at all, based on actual performance through the end of the applicable performance period. If the Legacy NEO’s employment with us is terminated due to death or disability, then the same treatment with respect to equity would apply; provided that if the executive’s employment terminates due to death, all performance-vested equity grants will vest and be paid at the target level.

The Offer Letters of Messrs. Furlong and Recupero provide that upon such executive’s termination of employment without cause, such executive, subject to an effective release, would receive (A) six months of base pay, (B) an amount equal to six months of COBRA premiums for the executive and their dependents, (C) any new hire bonus installments which have not already been paid, and (D) the portion of the executive’s equity awards that would otherwise vest during the six months immediately following their termination. The Offer Letter of Ms. Owens provided that upon such executive’s termination of employment without cause, such executive, subject to an effective release, would receive (A) six months of base pay, (B) an amount equal to six months of COBRA premiums for her and her dependents, and (C) any new hire or transformation bonus installments which have not already been paid. The Offer Letter of Ms. Saadeh-Jajeh provides that upon such executive’s termination of employment without cause, such executive, subject to an effective release, would receive (A) six months of base pay, (B) an amount equal to six months of COBRA premiums for her and her dependents, and (C) any new hire or transformation bonus installments that were scheduled to be paid during the six month period following termination.

The triggering events which would result in the payment of the severance amounts described above were selected because they provide employees with a guaranteed level of financial protection upon loss of employment and are considered competitive with severance provisions being offered currently in the market. The estimated payments upon a hypothetical termination for each of the NEOs as of the end of fiscal 2021 are detailed in “Employment Agreements and Potential Payments upon Termination or Change in Control” below. In addition, the actual payments made to Messrs. Bell, Hamlin, Homeister, and Sherman and Ms. Owens are shown below under the heading “Actual and Expected Executive Separations.”

Other Considerations

Stock Ownership

We have adopted a stock ownership policy which requires our NEOs and non-employee directors to be stockholders. The Compensation Committee believes that ownership of stock of the company that is material to the income of the individuals involved provides an appropriate incentive to such officers and non-employee directors and aligns their interests with the interests of our stockholders. For a description of the stock ownership policy, see “Corporate Governance—Equity Ownership Policy” above.

Claw-back of Awards

We have adopted a formal claw-back policy to recover past compensation awards from executive officers in the event of fraud or a restatement. For a description of the claw-back policy, see “Corporate Governance—Claw-back Policy” above.

Anti-Hedging

We have adopted a formal anti-hedging policy prohibiting our employees and non-employee directors from entering into any form of hedging strategies or transactions using short sales, puts, calls or other types of financial instruments to protect against a loss in value of our common stock. For a description of the anti-hedging policy, see “Corporate Governance—Anti-Hedging Policy” above.

35 | 2022 Proxy Statement

Retirement Benefits

Each of our executive officers is entitled to participate in our defined contribution 401(k) plan on the same basis as all other eligible employees. We match the contributions of participants, subject to certain criteria. Under the terms of the 2021 401(k) plan, as prescribed by the IRS, the contribution of any participating employee is limited to a maximum percentage of annual pay or a maximum dollar amount ($19,500 pre-tax and $6,500 catch-up for 2021). Our executive officers are subject to these limitations and therefore we do not consider our retirement benefits to be a material portion of the compensation program for our executive officers.

Life Insurance

All of our active NEOs participate in our standard salaried employee group term life insurance program, but have their death benefits under that program increased to three times the employee’s base salary, up to a maximum death benefit of $1,500,000.

Dividends

Ms. Saadeh-Jajeh and certain of the Legacy NEOs were previously issued restricted stock shares under the terms of our previous LTI compensation program. Under the terms of the LTI award agreements pursuant to which those restricted stock shares were issued, any dividends on unvested shares are accrued and will only be paid upon vesting of the underlying shares. Those dividend equivalent credits will be paid only if and when the underlying shares vest (generally, upon satisfaction of time-vested service criteria following the end of the applicable performance period or in the event of accelerated vesting due to death, disability or retirement eligibility). Currently, we do not pay dividends on our common stock.

Benefits and Perquisites

We maintain traditional health and welfare benefit plans, which are generally offered to all employees (subject to basic plan eligibility requirements) and are consistent with the types of benefits offered by other similar corporations. In addition to these traditional benefits, we offered certain executive level perquisites to key executives, including all NEOs, which were designed to be competitive with the compensation practices of similar corporations, including disability insurance commensurate with executive salaries, third-party financial planning services, reimbursement of certain otherwise uninsured medical expenses and annual physical examinations. These various perquisites were discontinued during the third quarter of fiscal 2021 in connection with implementation of our new compensation program to embrace a consistent benefit experience for all employees across the organization, regardless of level.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with members of our management. Based on such review and discussions and relying thereon, we have recommended to the Board that the Compensation Discussion and Analysis set forth above be included in our 2021 Annual Report on Form 10-K and in this Proxy Statement.

Compensation Committee

Alain (Alan) Attal, Chair

Lawrence (Larry) Cheng

James (Jim) Grube

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Summary Compensation Table

The following table (the “Summary Compensation Table”) sets forth the compensation earned during the fiscal years indicated by our NEOs. The titles shown in the following table reflect the executives’ roles as of the last day of fiscal 2021.

Name	Year(1)	Salary(2)	Bonus(3)	Stock Awards(4)	Non-Equity Incentive Plan Compensation	All Other Compensation(5)	Total

Current Executive Officers:

Matthew Furlong	2021	$115,385	$1,594,620	$14,852,476	$—	$250,453	$16,812,934

Michael Recupero	2021	103,846	1,131,387	9,835,488	—	526	11,071,248

Former Executive Officers:

Diana Saadeh-Jajeh	2021	$357,115	$556,538	$3,337,585	$208,378	$18,406	$4,478,023

George E. Sherman	2021	469,615	—	—	—	182,691	652,306
	2020	1,004,808	—	6,120,184	—	49,252	7,174,243
	2019	846,154	150,000	10,500,003	814,016	90,204	12,400,377

James A. Bell	2021	134,615	—	—	—	2,821,417	2,956,032

	2020	663,654	—	1,383,701	—	231,865	2,279,220
	2019	444,909	50,000	1,276,194	231,492	74,917	2,077,512

Frank M. Hamlin	2021	101,538	—	—	170,000	2,223,281	2,494,819

	2020	521,442	595,000	1,064,396	—	41,148	2,221,986
	2019	507,923	595,000	1,028,128	235,604	48,626	2,415,581

Chris R. Homeister	2021	263,846	—	—	—	2,830,628	3,094,474

	2020	663,654	—	1,383,701	—	42,260	2,089,615
	2019	430,769	50,000	1,276,194	224,851	60,646	2,042,460
Jenna Owens	2021	116,154	970,588	10,757,767	—	1,829,908	13,703,829

(1)

Messrs. Recupero and Furlong and Ms. Owens were appointed to their respective roles with the Company during fiscal 2021 and were not previously employed by us. Ms. Saadeh-Jajeh became a NEO during fiscal 2021, therefore, her compensation is not disclosed for years prior to fiscal 2021. Messrs. Sherman, Bell and Homeister were appointed to their respective roles with the Company during fiscal 2019 and were not previously employed by us. Mr. Hamlin became a NEO during fiscal 2019.

(2)

Ms. Saadeh-Jajeh’s salary was decreased to $190,000 annualized upon her acceptance of the new compensation program on August 1, 2021. Prior to this adjustment, Ms. Saadeh-Jajeh’s annualized salary was $375,000 until March 26, 2021 when she received an additional annualized temporary pay increase of $225,000 for her appointment to interim Chief Financial Officer, which was eliminated on July 12, 2021.

(3)

Bonus amounts for Messrs. Furlong and Recupero and Ms. Owens are comprised of new hire bonuses as detailed in their offer letters. The bonus amount for Ms. Saadeh-Jajeh includes $27,500 in spot bonuses issued in connection with her tenure as Interim Chief Financial Officer, with the remaining bonus attributed to her adoption to the new compensation program beginning in August 2021.

(4)	Reflects the grant date fair value for the designated fiscal years for the restricted stock awards in accordance with ASC 718 based on the common stock price on the date of grant.

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(5)	The amounts reported in the “All Other Compensation” column represent the sum of the items shown in the table below:

Name	401(k) Matching Contributions	Executive Life Insurance	Executive Long- term Disability Insurance	Third Party Financial Planning Services(1)	Medical Expenses Reimbursements(2)	Relocation Benefits(3)	Severance Payments(4)	Total ($)

Current Executive Officers:

Matthew Furlong	$—	$355	$98	$—	$—	$250,000	$—	$250,453

Michael Recupero	—	450	76	—	—	—	—	526

Former Executive Officers:

Diana Saadeh-Jajeh	$5,180	$3,305	$478	$—	$9,443	$—	$—	$18,406

James A. Bell	14,631	856	163	—	5,766	—	2,800,000	2,821,417

George E. Sherman	23,000	7,174	163	4,138	9,443	138,773	—	182,691

Frank M. Hamlin	12,614	1,027	196	—	9,443	—	2,200,000	2,223,281

Chris R. Homeister	11,600	1,712	327	—	9,443	7,545	2,800,000	2,830,628

Jenna Owens	—	388	109	—	—	200,000	1,629,412	1,829,908

(1)	Financial planning services were discontinued in July 2021 in order to align benefits offerings for all employees across the organization, regardless of level.

(2)

Represents our contributions to our medical expense reimbursement plan. This plan was discontinued in July 2021 in order to align benefits offerings for all employees across the organization, regardless of level.

(3)	Relocation expenses reimbursed in accordance with our relocation policy and lump-sum payments in connection with the offers letters.

(4)	Severance payments made in connection with employment agreements and offer letters detailed in the Employment Agreements and Severance/Change in Control Benefits section.

Grants of Plan-Based Awards in Fiscal 2021

The following table shows all grants of plan-based awards, which consisted of grants of time-vested restricted stock units or shares of our common stock made in fiscal 2021.

Name	Grant Date	Equity Incentive Plan Awards: Number of Shares of Stock or Units(1)	Grant Date Fair Value of Stock Awards(2)

Current Executive Officers:

Matthew Furlong	7/1/2021	72,678	$14,852,476

Michael Recupero	10/1/2021	55,596	9,835,488

Former Executive Officers:

Diana Saadeh-Jajeh	3/1/2021	2,949	$355,060

	10/1/2021	16,859	2,982,526

George E. Sherman(3)	n/a	—	—

James A. Bell(3)	n/a	—	—

Frank M. Hamlin(3)	n/a	—	—

Chris R. Homeister(3)	n/a	—	—

Jenna Owens	4/1/2021	56,191	10,757,767

(1)

Equity Incentive Plan Awards consist of time-vested units or shares of restricted common stock. With the exception of Ms. Saadeh-Jajeh’s March 1, 2021 award, equity awards in the 2021 compensation program vest in 6 tranches over 4 years—5% after the first 12 months, 15% after 24 months, and 20% every subsequent 6 months until fully vested 4 years from the grant date. Ms. Saadeh-Jajeh’s March 1, 2021 award

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vests in equal installments over a three-year period. For additional information on these grants, refer to the discussion under “Equity” in the Compensation Discussion and Analysis above.

(2)	The grant date fair value of each equity award was computed in accordance with ASC 718 based on the closing price of common stock on the grant date.

(3)	No awards were granted to Messrs. Sherman, Bell, Hamlin or Homeister in fiscal 2021.

Outstanding Equity Awards at Fiscal 2021 Year-End

The following table provides information for the executive officers named in the Summary Compensation Table regarding outstanding equity awards held as of January 29, 2022. In accordance with SEC rules, the year-end values in the table for the market value of shares that have not vested have been calculated based on the $97.91 per share closing price of common stock on January 28, 2022 (the last trading date of the fiscal year). As noted above under the heading “Outcomes for 2020 Long-Term Incentive Awards,” the performance goals for our Legacy NEOs’ 2020 performance-vested restricted stock awards were not achieved as of January 29, 2022 (the end of the applicable performance period) and those awards were therefore forfeited entirely. In addition, Mr. Sherman’s performance-vested restricted shares were cancelled on April 18, 2021 in accordance with the Transition Agreement. Accordingly, none of those performance shares are shown in the following table.

In fiscal year 2021, Messrs. Bell, Hamlin, Homeister and Sherman and Ms. Owens ceased to be employed by us. These employment cessations have resulted in the vesting of certain awards of Messrs. Bell, Hamlin, Homeister and Sherman at values that are different than shown in the table below, and in the forfeiture of Ms. Owens’ awards and Mr. Sherman’s 2021 performance-vested restricted stock award. Please see below under “Actual and Expected Executive Separations” for additional information regarding the treatment of these awards.

		Stock Awards

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Current Executive Officers:

Matthew Furlong	7/1/2021	72,678	$7,115,903	—	$—

Michael Recupero	10/1/2021	55,596	5,443,404	—	—

Former Executive Officers:

Diana Saadeh-Jajeh	3/1/2021	2,949	$288,737	—	$—

	10/1/2021	16,859	1,650,665	—	—

George E. Sherman	—	—	—	—	—

James A. Bell	—	—	—	—	—

Frank M. Hamlin	—	—	—	—	—

Chris R. Homeister	—	—	—	—	—

Jenna Owens	—	—	—	—	—

(1)

Represents unvested restricted shares or units outstanding as of January 29, 2022. With the exception of Ms. Saadeh-Jajeh’s March 1, 2021 award, these equity awards vest in 6 tranches over 4 years—5% after the first 12 months, 15% after 24 months, and 20% every subsequent 6 months until fully vested 4 years from the grant date. Ms. Saadeh-Jajeh’s March 1, 2021 award vests in equal installments over a three-year period.

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Stock Vested and Option Exercises

The following table provides information for the executive officers named in the Summary Compensation Table regarding shares acquired upon vesting of stock awards during fiscal 2021 by those executive officers. There are no outstanding options in 2021.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(1)

Current Executive Officers:

Matthew Furlong	—	$—

Michael Recupero	—	—

Former Executive Officers:

Diana Saadeh-Jajeh(2)	983	$116,997

George E. Sherman	1,316,931	294,998,590

James A. Bell	288,595	55,251,513

Frank M. Hamlin	221,819	39,477,127

Chris R. Homeister	288,595	87,317,303

Jenna Owens	—	—

(1)

With the exception of Ms. Saadeh-Jajeh vesting and Mr. Sherman’s April 15, 2021 and June 9, 2021 vestings, the shares acquired were the result of accelerations pursuant to the Employment Agreements of Former Executive Officers detailed in the “Potential Payments upon Termination or Change in Control” section. The value realized on vesting was our closing stock price on the vesting date multiplied by the number of shares vested. All amounts are shown prior to the surrender of shares, to cover withholding taxes in connection with the vestings.

(2)	Vesting occurred in March 2022, after the completion of fiscal 2021.

Employment Agreements and Potential Payments upon Termination or Change in Control

We have historically maintained employment agreements with our Legacy NEOs and have issued offer letters or continuing employment letters to the other NEOs detailing the terms of each NEO’s employment. See “Employment Agreements and Severance/Change in Control Benefits” above for a description of the terms of these employment agreements and offer letters. Hypothetical estimates of the amounts that would be owed to the NEOs upon termination of their employment or upon a change in control are presented in the table directly below. In accordance with rules of the SEC, the hypothetical estimates have been computed on the assumption that the termination or change of control occurred on January 29, 2022, the last day of our most recently completed fiscal year.

The employment of each of Messrs. Bell, Hamlin, Homeister, and Sherman and Ms. Owens terminated prior to January 29, 2022. In each case, we have described below under the heading “Actual and Expected Executive Separations” the actual amounts received by each of Messrs. Bell, Hamlin, Homeister, and Sherman and Ms. Owens upon cessation of such person’s employment. The below table shows the hypothetical payouts for current NEOs and Ms. Saadeh-Jajeh.

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Name	Benefit	Termination Without Cause or With Good Reason	Termination Without Cause Upon Change In Control	Termination Upon Death	Termination Upon Disability

Current Executive Officers:
Matthew Furlong	Salary Severance Element(1)	$100,000	$100,000	$—	$—
	Bonus Severance Element(2)	3,105,380	3,105,380	—	—
	Medical Benefits(3)	8,987	8,987	—	—
	Accelerated Restricted Stock(4)(5)	—	—	—	—
	Life Insurance Benefit(6)	—	—	600,000	—

	Total	$3,214,367	$3,214,367	$600,000	$—
Michael Recupero	Salary Severance Element(1)	$100,000	$100,000	$—	$—
	Bonus Severance Element(2)	2,468,613	2,468,613	—	—
	Medical Benefits(3)	10,110	10,110	—	—
	Accelerated Restricted Stock(4)(5)	—	—	—	—
	Life Insurance Benefit(6)	—	—	600,000	—

	Total	$2,578,723	$2,578,723	$600,000	$—

Former Executive Officers:
Diana Saadeh-Jajeh	Salary Severance Element(1)	$95,000	$—	$—	$—
	Bonus Severance Element(2)	573,125	—	—	—
	Medical Benefits(3)	10,191	—	—	—
	Accelerated Restricted Stock(4)(5)	—	—	—	—
	Life Insurance Benefit(6)	—	—	570,000	—

	Total	$678,316	$—	$570,000	$—

(1)

Pursuant to the terms of the Offer Letters for Mr. Furlong, Mr. Recupero and Ms. Saadeh-Jajeh, such officers will receive an amount equal to six months of their base salary if terminated without cause.

(2)

Pursuant to the terms of the Offer Letters for Mr. Furlong and Mr. Recupero, this Bonus Severance Element reflects the amount of unpaid new hire bonus that is subject to acceleration upon termination. Ms. Saadeh-Jajeh’s Offer Letter specifies the potential acceleration of six months of new hire bonus from the date of her separation from the Company, if any remains unpaid.

(3)

Pursuant to the terms of the Offer Letters for Mr. Furlong, Mr. Recupero and Ms. Saadeh-Jajeh in the event of a termination without cause, they are eligible for COBRA continuation coverage for them and their eligible dependents for six months. The amounts in the table above reflect the estimated value of medical coverage to each NEO assuming the maximum 18-month coverage period.

(4)	The value of potential accelerated restricted stock was calculated based on the closing stock price of $97.91 on January 29, 2022, the last trading day of fiscal 2021.

(5)

Pursuant to the terms of the Offer Letters for Mr. Furlong or Mr. Recupero, any portion of the Initial Equity Award (if any) that was otherwise scheduled to vest in the ordinary course during the six month period immediately following their termination date will become vested.

(6)	The life insurance death benefit for our NEOs is three times the employee’s base salary, up to a maximum of $1,500,000.

Actual Executive Separations

Messrs. Sherman and Homeister and Ms. Owens ceased employment with the Company on June 21, 2021, June 2, 2021 and October 25, 2021, respectively. Messrs. Bell and Hamlin ceased employment with the Company before last year’s proxy filing. In each case, each executive was entitled to the severance payments and benefits provided for in such person’s employment agreement or offer letter upon a resignation with “good reason” or a termination “without cause.” The actual amounts received by each executive are summarized below. Stock values indicated below were calculated based on the closing price of our common stock at the time of vesting. Each executive executed a general release of claims against the Company and its affiliates as a condition of receiving these payments and benefits.

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Name	Benefit	Actual Payments and Benefits Upon Separation	Estimated Payments and Benefits Upon Expected Separation

George E. Sherman	Accelerated Vesting of Restricted Stock(1)	$171,042,659	$—

	Total	$171,042,659	$—

James A. Bell	Salary Severance Element	$1,400,000	$—
	STI Bonus Severance Element	1,400,000	—
	Medical Benefits	57,600	—
	Accelerated Vesting of Restricted Stock(2)	55,251,513	—
	Payout of Accrued but Unused Vacation	21,767	—

	Total	$58,130,880	$—

Frank M. Hamlin	Salary Severance Element	$1,100,000	$—
	STI Bonus Severance Element	1,100,000	—
	Medical Benefits	63,614	—
	Accelerated Vesting of Restricted Stock(3)	39,477,127	—
	Payout of Accrued but Unused Vacation	2,861	—

	Total	$41,743,602	$—

Chris R. Homeister	Salary Severance Element	$1,400,000	$—
	STI Bonus Severance Element	1,400,000	—
	Medical Benefits	—	—
	Accelerated Vesting of Restricted Stock(4)	87,317,303	—
	Payout of Accrued but Unused Vacation	26,432	—

	Total	$90,143,735	$—

Jenna Owens	Salary Severance Element	$100,000	$—
	Bonus Severance Element(5)	1,529,412	—
	Medical Benefits	—	—
	Accelerated Vesting of Restricted Stock	—	—
	Payout of Accrued but Unused Vacation	—	—

	Total	$1,629,412	$—

(1)

The amount shown in the table represents the value of 812,703 shares of time-vested restricted stock that vested on an accelerated basis in connection with Mr. Sherman’s departure, based on the closing price of our common stock on June 29, 2021. This does not include 308,477 shares of performance-based restricted stock that were forfeited as a result of his Transition Agreement.

(2)

The amount shown in the table represents the value of 288,595 shares of time-vested restricted stock that vested in connection with Mr. Bell’s departure, based on the closing price of our common stock on the actual vesting date ($191.45). Mr. Bell also was entitled to retain 188,791 shares of performance-vested restricted stock, pending the Compensation Committee’s determination of performance outcomes for the relevant performance periods. These shares constitute his fiscal 2019 and fiscal 2020 performance-vested restricted stock awards. Because the applicable performance goals were not achieved, 188,791 of these shares have been forfeited.

(3)

The amount shown in the table represents the value of 221,819 shares of time-vested restricted stock that vested in connection with Mr. Hamlin’s departure, based on the closing price of our common stock on the actual vesting date ($177.97). Mr. Hamlin also was entitled to retain 144,957 shares of performance-vested restricted stock, pending the Compensation Committee’s determination of performance outcomes for the relevant performance periods. These shares constitute his fiscal 2019 and fiscal 2020 performance-vested restricted stock awards. Because the applicable performance goals were not achieved, 144,957 of these shares have been forfeited.

(4)

The amount shown in the table represents the value of 288,595 shares of time-vested restricted stock that vested in connection with Mr. Homeister’s departure, based on the closing price of our common stock on June 9, 2021. Mr. Homeister also was entitled to 69,743 shares of performance-based restricted stock from his fiscal 2020 award; Because the applicable performance goals were not achieved, 69,743 of these shares have been forfeited.

(5)	Reflects remaining portion of Ms. Owens’ new hire bonus that was accelerated in accordance with the terms of her Offer Letter.

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CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are disclosing the ratio of the total annual compensation of our Chief Executive Officer to that of our median employee. We identified the median employee among all our employees as of January 29, 2022 (the “determination date”).

We are a global retail company with approximately 8,500 full-time salaried and hourly employees and between 12,000 and 18,000 part-time hourly employees worldwide, depending on the time of year. As of the determination date, Mr. Furlong’s total annualized compensation was $16,812,934—a significant portion of which is a restricted stock unit award granted in connection with his appointment as Chief Executive Officer, which vests over 4 years and has a fair market value at grant of $14,852,476.08. For fiscal 2021, our median employee is a part-time hourly employee in one of our U.S. stores who worked an average of 18 hours per week. The annual compensation of the median employee was $12,417 for fiscal 2021. Based on this information, the ratio of the fiscal 2021 annual total compensation of our Chief Executive Officer to that of our median employee was approximately 1,355 to 1.

In order to identify the median employee in terms of compensation across our global population of 32,500 employees, we utilized total annual earnings from the 2021 calendar year which include, but are not limited to, salary/hourly wages, overtime, bonus and commissions. We used W-2 earnings for the U.S. employee population and the W-2 equivalent earnings for the international employee population. We annualized the compensation for permanent associates who joined the Company after January 1, 2021. Full-time equivalency adjustments were not performed for part-time associates.

We believe our CEO pay ratio is a reasonable estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure. The SEC rules do not specify a single methodology in identifying the median employee and in calculating that person’s annual compensation. Accordingly, the pay ratio reported by other companies may not be comparable to the Company’s pay ratio disclosed above.

43 | 2022 Proxy Statement

PROPOSAL 4:	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte, which was engaged as our independent registered public accounting firm for fiscal 2021, to audit the financial statements for fiscal 2022. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, as a matter of good corporate governance we are submitting our selection of Deloitte for ratification by the stockholders at the annual meeting. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment. A representative of Deloitte is expected to be present at the annual meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions. Deloitte has served as our independent registered public accounting firm since 2013.

Annual Evaluation and Selection of Independent Registered Public Accounting Firm

The Audit Committee has sole authority to appoint and replace our independent registered public accounting firm, which reports directly to the Audit Committee, and is directly responsible for its compensation and oversight of its work. Each year the Audit Committee reviews the firm’s qualifications, performance and independence in accordance with regulatory requirements and guidelines. This includes a review of the firm’s internal quality control procedures, results of its most recent quality control reviews and steps taken to enhance the quality of its audits, and issues raised by recent government reviews, if any. The Audit Committee reviews auditor independence matters, the firm’s audit strategy for GameStop, terms of the audit engagement, and the firm’s capabilities and communications to the Audit Committee. In January 2022, the Audit Committee reappointed Deloitte as our independent registered public accounting firm for fiscal 2022.

In support of its reappointment of Deloitte as our independent registered public accounting firm, the Audit Committee took the following actions:

Areas of Focus	Actions

Firm qualifications	The Audit Committee reviews Deloitte’s global reach, capability and expertise to perform an audit of a company with the breadth and complexity of our business and our global footprint.

Firm objectivity and independence

The Audit Committee reviews relationships between Deloitte and GameStop that may reasonably be thought to bear on independence and reviews Deloitte’s annual affirmation of independence. Recognizing that independence and objectivity can be impacted by an auditor’s provision of non-audit services, the Audit Committee reviews the nature and amount of non-audit services provided by Deloitte. In order to assure continuing auditor independence, the Audit Committee also considers whether it is appropriate to adopt a policy of rotating the independent registered public accountants on a regular basis. At this time, after reviewing the independence of Deloitte, the Audit Committee does not believe that it is necessary to rotate the independent registered public accountants to assure continuing auditor independence.

Quality of auditing practices and Deloitte’s commitment to quality

The Audit Committee reviews issues raised by the Public Company Accounting Oversight Board (“PCAOB”) in its reports on Deloitte, Deloitte’s internal quality control procedures and results of Deloitte’s most recent quality control review. The Audit Committee also discusses Deloitte’s quality initiatives and steps Deloitte is taking to enhance the quality of its audits with the lead engagement partner and with Deloitte’s senior advisory partner assigned to GameStop.

Performance as auditor

The Audit Committee reviews and discusses Deloitte’s audit strategy and plan, including the overall scope of the audit. The Audit Committee receives periodic updates from the lead engagement partner on the status of the audit and on areas of focus for Deloitte. The Audit Committee annually reviews Deloitte’s performance in the conduct of their work and considers feedback provided by our management regarding Deloitte’s performance.

Performance and qualifications of lead engagement partner

The Audit Committee Chair is directly involved in selecting the lead engagement partner to ensure that the lead engagement partner is appropriately qualified to lead our audit. Throughout the year, the Audit Committee Chair meets one on one with the lead engagement partner to promote a candid and thorough dialogue. The Audit Committee also meets with the lead engagement partner in executive sessions of certain of the Audit Committee’s meetings to discuss the audit and any other relevant matter.

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Areas of Focus	Actions

Communications with the Audit Committee	The Audit Committee evaluates the lead engagement partner’s communications with the Audit Committee for thoroughness, candor, clarity and timeliness.

Terms of the engagement and audit fees	The Audit Committee reviews the audit engagement letter and approves fees for audit and non-audit services.

Based on this review, the Audit Committee and the Board believe that retaining Deloitte to serve as our independent registered public accounting firm for fiscal 2022 is in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm

Deloitte, as our independent registered public accounting firm, examines the annual financial statements and provides other permissible non-audit and tax-related services for us. We and the Audit Committee have considered the non-audit services provided by Deloitte and concluded they are compatible with maintaining the independence of Deloitte in our audit and in accordance with the SEC’s rules.

The following table sets forth information regarding fees for professional services rendered by Deloitte in fiscal 2021 and 2020:

	Fiscal Year
	2021	2020
Audit Fees(1)	$3,823,000	$4,285,000
Tax Fees(2)	2,002,000	1,448,000
Other Fees(3)	15,000	—

Total	$5,840,000	$5,733,000

(1)

Audit fees rendered by Deloitte in fiscal 2021 and 2020 include professional services for the audit of our annual financial statements and financial statement schedules, for the audit of our effectiveness of internal control over financial reporting, for reviews of our financial statements included in our quarterly reports on Form 10-Q filed with the SEC, for professional services provided in connection with statutory and regulatory filings and for other consultations concerning financial accounting and reporting standards.

(2)

Tax-related services rendered by Deloitte in fiscal 2021 and 2020 included professional services for domestic and international tax compliance and tax planning and advice, including consultations primarily involving optimization of the Coronavirus Aid, Relief, and Economic Security (CARES) Act, and international tax consulting.

(3)	Other fees rendered by Deloitte in fiscal 2021 related to audit committee consultation services.

Pre-approval Policies and Procedures

The Audit Committee Charter requires that, among other things, the Audit Committee pre-approve the rendering by our independent registered public accounting firm of all audit and permissible non-audit services. Accordingly, the Audit Committee considers and pre-approves any such audit and permissible non-audit services on a case-by-case basis or through the adoption of preapproval policies and procedures. The Audit Committee approved all of the services provided by Deloitte referred to above.

THE BOARD CONSIDERS DELOITTE TO BE WELL QUALIFIED AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2022. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

45 | 2022 Proxy Statement

Audit Committee Matters

Primary Responsibilities and 2021 Actions

The Audit Committee assists the Board in fulfilling its oversight responsibility and reviews the adequacy and integrity of our financial statements, financial reporting process and internal system of accounting controls; the appointment, termination, compensation, retention and oversight of the independent registered public accountants; the scope of the audit performed by the independent registered public accounting firm of our books and records; the internal audit function and plan; our compliance with legal and regulatory requirements; our Code of Business Conduct and Ethics; and, with management and the independent auditor, any related party transactions and approves such transactions if any.

For fiscal 2021, in fulfillment of its responsibilities, among other things, the Audit Committee:

•	Met with the senior members of our financial management team at each regularly scheduled meeting.

•

Held separate private sessions, during its regularly scheduled meetings, with senior members of our financial management team, with the independent auditors, with representatives of internal audit and on its own, at which candid discussions regarding financial management, accounting, auditing and internal control issues took place.

•

Received periodic updates on management’s process to assess the adequacy of our system of internal control over financial reporting and management’s conclusions on the effectiveness of our internal control over financial reporting.

•

Discussed with the independent auditors our internal control assessment process, management’s assessment with respect thereto and the independent auditors’ evaluation of our system of internal control over financial reporting.

•

Discussed with senior members of our financial management team and the independent auditors matters associated with accounting principles, critical accounting policies and significant accounting judgments and estimates.

•	Reviewed and discussed with management our earnings releases and quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC.

•	Reviewed our internal audit plan and the performance of our internal audit function.

•

Reviewed with senior members of our financial management team, the independent auditors and representatives of internal audit the overall scope and plans for their respective audits, the results of internal and external audits, evaluations by management and the independent auditors of our internal controls over financial reporting and the quality of our financial reporting.

•	Discussed with our counsel legal and regulatory matters that may have a material impact on our financial statements, and compliance policies and programs.

•

Discussed with management guidelines and policies governing the process by which our senior management and our relevant departments, including the internal auditing department, identify, assess and manage our exposure to risk, as well as our major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Participated with representatives of management and of the independent auditors in additional discussions as requested by the Audit Committee on areas of our operations.

Report of the Audit Committee

Roles and Responsibilities

The role of the Audit Committee is to assist the Board in its oversight of our financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls over financial reporting.

Our independent registered public accounting firm, Deloitte, is responsible for auditing our financial statements and its internal control over financial reporting, in accordance with the standards of the PCAOB, and expressing opinions as to the conformity of the financial statements with accounting principles generally accepted in the United States and the effectiveness of internal control over financial reporting. The Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.

Required Disclosures and Discussions

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and Deloitte our audited financial statements. The Audit Committee has also discussed with Deloitte the matters required to be discussed by Auditing

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Standard No. 1301, as adopted by the PCAOB, relating to communications with audit committees. In addition, the Audit Committee has received from Deloitte the written disclosures and letter required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the audit committee concerning independence, has discussed with Deloitte their independence from us and our management, and has considered whether Deloitte’s provision of non-audit services to us is compatible with maintaining the firm’s independence.

The Audit Committee discussed with our internal auditors and Deloitte the overall scope and plans for their respective audits. The internal auditors are responsible for preparing an annual audit plan and conducting internal audits under the control of our Head of Internal Audit and Enterprise Risk Management, who is accountable to the Audit Committee. The Audit Committee met with the internal auditors and Deloitte, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. In addition, the Audit Committee met with our Chief Financial Officer and members of our management of finance and accounting to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of our financial statements and the effectiveness of our systems of disclosure controls and procedures and internal control over financial reporting.

Committee Recommends Including the Financial Statements in the Annual Report

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that our audited consolidated financial statements be included in our 2021 Annual Report to Stockholders and in our Annual Report on Form 10-K for our fiscal year ended January 29, 2022 for filing with the SEC.

Audit Committee:

James (Jim) Grube, Chair

Alain (Alan) Attal

Yang Xu

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the Company with the SEC. Executive officers, directors and greater than ten-percent stockholders are required to furnish us with copies of all such forms they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no additional forms were required, we believe that all filing requirements applicable to our executive officers, directors and greater than ten-percent stockholders were complied with for the fiscal year ended January 29, 2022, except that, due to administrative errors, a Form 4 was not filed within the required period for the following: (i) one Form 3 for Yang Xu, a director; (ii) one Form 3 for Lawrence Cheng, a director; (iii) one Form 4 and one transaction for Diana Saadeh-Jajeh, our former Interim Chief Financial Officer, reporting an acquisition of restricted shares; (iv) one Form 4 and one transaction for Lawrence Cheng, a director, reporting an acquisition of restricted stock units; and (v) one Form 4 and one transaction for Yang Xu, a director, reporting the acquisition of restricted stock units.

Certain Relationships and Related Transactions

The Audit Committee Charter requires the Audit Committee to review with management and the independent registered public accountants and approve all transactions and courses of dealing with parties related to us. This obligation of the Audit Committee is described earlier in this Proxy Statement in the “Election of Directors” section, which states that the Audit Committee is responsible for reviewing and approving related party transactions. Also, as described earlier in this Proxy Statement in the “Election of Directors” section, the Company has adopted a Code of Ethics for Senior Financial and Executive Officers and a Code of Standards, Ethics and Conduct applicable to the Company’s management-level employees. The codes require that all of our employees and directors avoid conflicts of interest, defined as situations where the person’s private interests interfere in any way, or even appear to interfere, with our interests as a whole. In addition, at least annually each director and executive officer completes a detailed questionnaire that inquires about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

It is our policy that any potential conflict of interest transaction with an executive officer or director or any transaction that triggers disclosure under Item 404(a) of Regulation S-K as a result of these inquiries is required to be reviewed and approved or ratified by the Audit Committee. During fiscal 2021, there were no transactions requiring disclosure with, or with an immediate family member of, directors, NEOs or persons who were the beneficial owners of more than 5% of our outstanding shares during the fiscal year.

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PROPOSAL 5:	APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

General

We are asking our stockholders to approve an amendment to our Third Amended and Restated Certificate of Incorporation (the “Existing Charter”), to increase the number of authorized shares of our common stock to 1,000,000,000, and correspondingly increase the number of authorized shares of all classes of our stock to 1,005,000,000 in order to implement a stock split of our common stock in the form of a stock dividend (the “Stock Split”) and provide flexibility for future corporate needs. Our Existing Charter currently authorizes the issuance of 300,000,000 shares of common stock and 5,000,000 shares of preferred stock.

If our stockholders approve this proposal at the annual meeting, Article FOURTH (a) of the Existing Charter would be amended and restated in its entirety to read as follows:

“(a) Authorized Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is 1,005,000,000 of which (i) 1,000,000,000 shares shall be shares of Class A Common Stock, par value $.001 per share (the “Class A Common Stock” or “Common Stock”), and (ii) 5,000,000 shares shall be shares of Preferred Stock, par value $.001 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided. The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors (“Voting Stock”) irrespective of the provisions of Section 242(b)(2) of the GCL or any corresponding provision hereinafter enacted.”

A copy of the proposed amendment to our Existing Charter is attached hereto as Appendix B.

If our stockholders approve this proposal at the annual meeting, we intend to file a corresponding Certificate of Amendment to our Existing Charter reflecting the approved amendment with the Delaware Secretary of State as soon as practicable following the annual meeting, at which time the increase in the number of authorized shares of common stock would become effective.

As of April 8, 2022, 76,347,215 shares of common stock were issued and outstanding.

Purpose of the Authorized Shares Amendment

The primary purpose of increasing the number of authorized shares of our common stock is to facilitate the potential Stock Split. Our Board intends to approve the Stock Split, subject to and contingent upon stockholder approval and the effectiveness of the Authorized Shares Amendment.

The trading price of our common stock has risen significantly over the past couple of years. Our investors have expressed a high level of interest in our common stock. Feedback from our investors indicates that a higher stock price can limit those who desire to invest in our common stock. We anticipate that an increase in the number of outstanding shares resulting from a potential Stock Split will reset the market price of our common stock in a range that would give our investors more flexibility in how they manage their ownership of our common stock and make our common stock more accessible for anyone who wants to invest in our Company.

A proportional increase in our authorized but unissued shares of common stock as a result of the Authorized Shares Amendment would also have the additional benefit of enabling the Board to issue additional shares of common stock in its discretion from time to time for general corporate purposes. The corporate purposes for which our Board may issue additional shares of common stock include future acquisitions, capital-raising or financing transactions involving common stock, convertible securities or other equity securities, stock splits, stock dividends and current or future equity compensation plans. Our Board believes the proportionate increase in our authorized but unissued common stock is appropriate to maintain the flexibility currently available to us to issue shares in the future without the potential expense or delay incident to obtaining stockholder approval for any particular issuance. Except for shares of common stock reserved for grants pursuant to our equity compensation plans and shares of common stock expected to be distributed to stockholders to effect the planned Stock Split, we do not currently have any other plans, agreements, commitments or understandings with respect to the issuance of the additional shares (or the currently authorized but unissued shares) of common stock, nor do we currently have any plans, arrangements, commitments or understandings with respect to the issuance of any shares of preferred stock.

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The availability of additional authorized but unissued shares of common stock may enable our Board to render it more difficult, or discourage an attempt to obtain control of, the Company, which may adversely affect the market price of our common stock. If in the due exercise of its fiduciary obligations, for example, our Board were to determine that a takeover proposal were not in our best interests, such shares could be issued by the Board without stockholder approval in (i) one or more private placements or other transactions that might prevent, render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group or creating a substantial voting block in institutional or other hands that might support the position of the incumbent Board or (ii) an acquisition that might complicate or preclude the takeover. This proposal is not prompted by any specific effort or takeover threat currently perceived by management.

Effective Date of Authorized Shares Amendment

If the Authorized Shares Amendment is adopted by the required vote of stockholders, such amendment will become effective on the date the Certificate of Amendment is filed with the Secretary of State of the State of Delaware.

Reservation of Right to Abandon Authorized Shares Amendment and Stock Split

Our Board reserves the right to not proceed with the Authorized Shares Amendment and to abandon the Authorized Shares Amendment without further action by our stockholders at any time before the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, even if the Authorized Shares Amendment is adopted and approved by our stockholders at the annual meeting. By voting in favor of the Authorized Shares Amendment, you are expressly also authorizing our Board to delay, not proceed with, and abandon, the proposed amendment if it should so decide, in its sole discretion, that such action is in the best interests of GameStop and its stockholders. If the Board elects to abandon the Authorized Shares Amendment, the number of authorized shares of common stock will remain at 300,000,000 and the Stock Split will not be effected. Additionally, our Board reserves the right to not proceed with a Stock Split at all, even if this proposal is approved by our stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AUTHORIZED SHARES AMENDMENT. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

OTHER MATTERS

We do not intend to present any other business for action at the annual meeting and do not know of any other business intended to be presented by others. If any matters other than the matters described in the Notice of Annual Meeting of Stockholders and this Proxy Statement should be presented for stockholder action at the annual meeting, it is the intention of the persons designated in the proxy to vote thereon in accordance with their best judgment.

Financial and Other Information

We are furnishing our Annual Report for the fiscal year ended January 29, 2022, including consolidated financial statements, together with this Proxy Statement.

Cautionary Statement Regarding Forward Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements related to risks associated with our compensation programs, our future performance, our plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements except as required by law. Factors that may cause actual results to differ materially from those contemplated by the statements in this Proxy Statement can be found in our most recent Annual Report on Form 10-K for the fiscal year ended January 29, 2022 filed with the SEC on March 17, 2022.

Proposals Pursuant to Rule 14a-8

Proposals of stockholders pursuant to Rule 14a-8 of the Exchange Act intended to be presented for inclusion in our proxy materials for the annual meeting of stockholders to be held in 2023 must meet the requirements under Rule 14a-8 and be received by the Secretary, at GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051, no later than [●], 2022. However, if the date of the

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2023 annual meeting is more than 30 days before or after June [●], 2023, then the deadline for submitting any stockholder proposal for inclusion in the proxy materials relating to such annual meeting will be a reasonable time before we begin to print and mail such proxy materials.

Proxy Access Director Nominees

Under the proxy access provisions of our Bylaws, stockholders are entitled to nominate and include in our proxy materials director nominees, provided that the eligibility and procedural requirements specified in our Bylaws, including advance notice requirements, are satisfied. The notice must be delivered to the Secretary at our principal executive offices, at 625 Westport Parkway, Grapevine, Texas 76051, not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement in connection with the most recent annual meeting of stockholder. As a result, any notice given by a stockholder pursuant to the proxy access provisions of our Bylaws with respect to the 2023 annual meeting must be received no earlier than the close of business on [●], 2022, and no later than the close of business on [●], 2022. However, in the event that the date of the 2023 annual meeting is more than 30 days before June [●], 2023 or more than 60 days after June [●], 2023, then the notice, to be timely, must be delivered not earlier than the close of business on the 120th day prior to the date of the 2023 annual meeting and not later than the close of business on the later of (x) the 90th day prior to the date of the 2023 annual meeting or (y) the 10th day following the day of the first public announcement of the date of the 2023 annual meeting.

The complete requirements for submitting a nominee for inclusion in our proxy materials are set forth in our Bylaws, a copy of which can be obtained upon request directed to the Secretary at our principal executive offices at the address set forth above or on our website at http://investor.gamestop.com/corporate-governance.

Other Proposals and Nominees

Any stockholder who wishes to propose any business to be considered by the stockholders at the 2023 annual meeting or who wants to nominate a person for election to the Board at that meeting, other than (i) a proposal for inclusion in the Proxy Statement pursuant to Rule 14a-8 or (ii) pursuant to the proxy access Bylaw provisions, in each case as described above, must provide a written notice that sets forth the specified information described in our Bylaws concerning the proposed business or nominee. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of our immediately preceding annual meeting, which, with respect to the 2023 annual meeting, would be no earlier than the close of business on [●], 2023 and no later than the close of business on [●], 2023. However, in the event that the date of the 2023 annual meeting is more than 25 days before or after June [●], 2023, then the notice, to be timely, must be delivered not later than the close of business on the tenth day following the date on which the notice of the date of the meeting is mailed or publicly announced. In addition to the requirements contained in our Bylaws, to comply with the universal proxy rules (when effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than [●], 2023 (the 60th day prior to the first anniversary of the annual meeting for the preceding year’s annual meeting).

STOCKHOLDERS ARE URGED TO SUBMIT THEIR BLUE PROXY CARDS WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

By Order of the Board of Directors

Matthew Furlong

Chief Executive Officer

April [●], 2022

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RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

As a supplement to our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), we may use certain non-GAAP measures, such as adjusted selling, general and administrative expenses (“SG&A”), adjusted operating income, adjusted net income, adjusted earnings before interest, taxes, depreciation and amortization (adjusted “EBITDA”), adjusted earnings per share and adjusted free cash flow. We believe these non-GAAP financial measures provide useful information to investors in evaluating our core operating performance. Additionally, our Compensation Committee has used certain non-GAAP financial measures, specifically, adjusted EBITDA, in setting targets for performance-based compensatory awards, as discussed in the Compensation Discussion and Analysis. The following table reconciles the Company’s adjusted SG&A, adjusted operating income, adjusted net income, adjusted earnings per share and adjusted free cash flow to its nearest GAAP measure (in millions):

	Fiscal Year
	2021	2020
Adjusted EBITDA
Net income (loss)	$(381.3)	$(215.3)
(Income) loss from discontinued operations	—	0.7

Net income (loss) from continuing operations	(381.3)	(214.6)
Interest expense, net	26.9	32.1
Depreciation and amortization	77.2	80.7
Income tax (benefit) expenses	(14.1)	(55.3)

EBITDA	(291.3)	(157.1)
Stock-based compensation	22.5	7.9
Transformation costs	6.5	1.6
Goodwill and asset impairments	6.7	15.5
Significant transactions(1)	0.4	(24.9)
Divestitures, severance and other(2)	18.3	7.6

Adjusted EBITDA	$(236.9)	$(149.4)

(1)

Includes transaction costs associated with the ATM transactions paid in the 52 weeks ended January 29,2022. Prior year includes the gain on sale of assets relating to sale-leaseback transactions and transaction costs associated with our debt exchange.

(2)	Severance includes cash and stock based compensation for key personnel that have separated from the Company.

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APPENDICES:

Appendix A

GAMESTOP CORP.

2022 INCENTIVE PLAN

GAMESTOP CORP., a Delaware corporation (the “Company”), has adopted this GameStop Corp. 2022 Incentive Plan (the “Plan”) effective as of June 9, 2022 (the “Effective Date”).

RECITALS

WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company and its Affiliates, to attract new individuals who are highly motivated and who will contribute to the success of the Company and to encourage such individuals to remain as officers, employees, consultants, advisors and/or directors of the Company and its Affiliates by increasing their proprietary interest in the Company’s growth and success and/or by providing the opportunity to earn performance incentive awards, the achievement of which would increase stockholder value.

WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the granting of Awards to Participants whose judgment, initiative and efforts are, have been, or are expected to be responsible for the success of the Company and its Affiliates.

NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:

ARTICLE 1 PURPOSE OF THE PLAN

Section 1.1    Purpose. The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors, and employees of the Company and its Affiliates who will contribute to the Company’s success and to achieve short-term and long-term objectives that will inure to the benefit of all shareholders of the Company through the additional incentive inherent in Awards granted hereunder.

ARTICLE 2 DEFINITIONS

Section 1.1    “2019 Plan” means the GameStop Corp. 2019 Incentive Plan.

Section 1.2    “2011 Plan” means the Amended and Restated GameStop Corp. 2011 Incentive Plan.

Section 1.3    “Affiliate” means any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company or in which the Company has a significant equity interest, in either case as determined by the Board; provided, however, that the definition of Affiliate shall be limited to entities that are eligible issuers of service recipient stock (as defined in Treas. Reg. Section 1.409A-1(b)(5)(iii)(E), or applicable successor regulation) for Awards that would otherwise be subject to Code Section 409A, unless the Committee determines otherwise.

Section 1.4    “Award” means a grant of cash, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Other Share-Based Awards, or any other right, interest or option related to Shares or other property (including cash) granted pursuant to the provisions of this Plan.

Section 1.5    “Award Agreement” shall mean any written agreement between a Participant and the Company governing the grant of an Award under this Plan.

Section 1.6    “Board” shall mean the Board of Directors of the Company.

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Section 1.7    “Change in Control” shall mean a “Change in the Ownership of the Company,” a “Change in Effective Control of the Company,” or a “Change in the Ownership of a Substantial Portion of the Assets of the Company,” all as defined below:

(1)    A “Change in the Ownership of the Company” occurs on the date that any one person, or more than one person acting as a group (within the meaning of Code Section 409A), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty (50) percent of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group (within the meaning of Code Section 409A), is considered to own more than fifty (50) percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a “Change in the Ownership of the Company.”

(2)    A “Change in the Effective Control of the Company” occurs only on the date that either:

(A)    Any one person, or more than one person acting as a group (within the meaning of Code Section 409A), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty (30) percent or more of the total voting power of the Company; or

(B)    A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

(3)    A “Change in the Ownership of a Substantial Portion of the Assets of the Company” occurs on the date that any one person, or more than one person acting as a group (within the meaning of Code Section 409A), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty (40) percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Section 1.8    “Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.9    “Committee” shall mean the Compensation Committee of the Board or any successor committee the Board may designate to administer the Plan, provided such Committee consists of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, and (ii) an “independent director” for purposes of the rules and regulations of the New York Stock Exchange. Notwithstanding the foregoing, the Committee, in accordance with applicable state law, may appoint to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act, in that case and with respect to the issuance of such Awards, any reference herein to “the Committee” will also mean the officer or officers so appointed.

Section 1.10    “Company” has the meaning set forth in the introductory paragraph of the Plan.

Section 1.11    “Director” shall mean any member of the Board.

Section 1.12    “Disability” shall mean with respect to any Participant (i) “Disability” (or any substantially similar concept) as described in the Participant’s employment, consulting, severance or similar agreement with the Company or an Affiliate, or (ii) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement with the Company or an Affiliate that addresses Disability (or any substantially similar concept) a medically determinable physical or mental impairment entitling the Participant to income replacement benefits under any long-term disability plan maintained or sponsored by the Company (or the Affiliate for which the Participant performs services).

Section 1.13    “Effective Date” has the meaning set forth in the introductory paragraph of the Plan.

Section 1.14    “Employee” shall mean any employee of the Company or any Affiliate. Solely for purposes of the Plan, an Employee shall also mean any officer of the Company or any Affiliate, as well as any consultant or advisor who provides services to the Company or any Affiliate.

Section 1.15    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 1.16    “Fair Market Value” of Shares as of a specified date shall mean, if the Shares are listed or admitted to trading on a securities exchange registered under the Exchange Act, the closing price of the Shares for the date as of which Fair Market Value is being determined as reported on an established securities market (within the meaning of Treasury Regulations Section 1.897-l(m))

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on which the Shares are traded, or, if such date is not a trading day, the closing price for the most recently preceding trading day. If the Shares are not listed or admitted to trading on any such exchange, Fair Market Value shall be determined by the Committee in its sole discretion using appropriate criteria. Notwithstanding the foregoing, the Fair Market Value of Shares shall be determined in accordance with Code Section 409A, to the extent necessary for an Award to comply with or be exempt from Code Section 409A.

Section 1.17    “Incentive Stock Options” shall mean Options that qualify as such under Code Section 422.

Section 1.18    “Involuntary Termination” shall mean with respect to any Participant (i) a termination of that Participant’s employment or service with Company or its Affiliates without “Cause” or for “Good Reason” (or any substantially similar concept) as described in the Participant’s employment, consulting, severance or similar agreement with the Company or an Affiliate, or (ii) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement with the Company or an Affiliate that addresses termination without Cause or for Good Reason (or any substantially similar concept), a termination of a Participant’s employment or service that is determined, in the Committee’s sole discretion, to be an involuntary termination.

Section 1.19    “Non-Qualified Stock Options” shall mean Options that do not qualify as Incentive Stock Options.

Section 1.20    “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

Section 1.21    “Optionee” shall mean any individual granted an Option under this Plan.

Section 1.22    “Other Share-Based Awards” shall mean any right granted to a Participant pursuant to Section 9.2.

Section 1.23    “Participant” shall mean an Employee or a Director who is selected by the Committee to receive an Award under the Plan.

Section 1.24    “Permitted Assignee” shall mean any family member to whom an Option or Stock Appreciation Right is transferred pursuant to Section 11.2.

Section 1.25    “Performance Award” shall mean the right granted to a Participant pursuant to Section 9.1.

Section 1.26    “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

Section 1.27    “Plan” has the meaning set forth in the introductory paragraph of the Plan.

Section 1.28    “Restricted Stock” shall mean Shares granted to a Participant pursuant to Article 7.

Section 1.29    “Restricted Stock Unit” shall mean the right, granted to a Participant pursuant to Article 8, to receive one Share following the satisfaction of specified conditions.

Section 1.30    “Retirement” shall mean a Participant’s voluntary termination of employment or service following or coincident with such Participant attaining eligibility for retirement in compliance with the policies of the Company, as in effect from time to time.

Section 1.31    “Shares” shall mean the shares of Class A Common Stock of the Company, par value $.001 per share.

Section 1.32    “Stock Appreciation Right” shall mean the right, granted to a Participant pursuant to Article 6, to receive cash or whole Shares in an amount equal to the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the Fair Market Value of one Share on the date of grant of such Stock Appreciation Right.

ARTICLE 3 SHARES SUBJECT TO AWARDS; LIMITATIONS

Section 1.1    Number of Shares. Subject to the adjustment provisions of Section 11.6, the aggregate number of Shares that may be issued under Awards under the Plan shall be 8,000,000 Shares. Upon the Effective Date of this Plan, no new awards will be granted under the 2019 Plan (but awards then outstanding under the 2019 Plan or 2011 Plan will remain enforceable in accordance with their terms). No Awards with respect to fractional Shares shall be granted and no fractional shares shall be issued under the Plan.

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Section 1.2    Share Recycling. If and to the extent that an Option or Stock Appreciation Right expires, terminates, is settled in cash, canceled or forfeited for any reason, the Shares associated with that Option or Stock Appreciation Right will again become available for grant under the Plan. Similarly, if and to the extent another type of Award is canceled, forfeited or settled in cash for any reason, the Shares subject to that Award will again become available for grant under the Plan. Solely for purposes of this paragraph, awards issued under the 2019 and 2011 Plan and outstanding on the Effective Date will be treated as Awards issued under this Plan and will be subject to recycling hereunder.

For purposes of the preceding paragraph, if Shares are withheld to pay the exercise price of an Option or Stock Appreciation Right or to satisfy any tax withholding requirement in connection with any other type of Award, only the shares issued (if any), net of the shares withheld, will be deemed delivered for purposes of determining the number of Shares that are available for delivery under the Plan.

Section 1.3    Character of Shares. Shares delivered under the Plan may be authorized and unissued Shares or Shares acquired by the Company, or both.

ARTICLE 4 ELIGIBILITY AND ADMINISTRATION

Section 1.1    Awards to Employees and Directors. The Committee shall, in its complete and absolute discretion, select those officers, employees, consultants, advisors and directors of the Company or any Affiliate who shall receive Awards and become Participants under this Plan. The Committee’s designation of an individual as a Participant in any year shall not require the Committee to designate such person as a Participant in any other year. The grant to a Participant of Awards under one portion of the Plan shall not require the Committee to grant such Participant an Award under other portions of the Plan.

Section 1.2    Administration. The Plan shall be administered by the Committee. Any Award granted to a member of the Committee shall be contingent upon Board ratification or approval of such Awards. The Committee shall determine the amount, type, and terms of each Award, subject to the provisions of the Plan. The Committee is authorized, subject to the provisions of the Plan, to construe and interpret the Plan, and establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Plan. All actions of the Committee shall be taken by majority vote of its members. The Committee is also authorized, subject to the provisions of the Plan, to make provisions in various Awards pertaining to a “change in control” of the Company and to amend or modify existing Awards. The Committee is also authorized to: (i) determine whether and to what extent and under what circumstances any Award shall be canceled or suspended, (ii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect, and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Subject to the provisions of the Plan, the Committee shall have authority, in its sole discretion, to interpret the provisions of the Plan and any Award thereunder and, subject to the requirements of applicable law, including Rule 16b-3 of the Exchange Act, to prescribe, amend, and rescind rules and regulations relating to the Plan or any Award thereunder as it may deem necessary or advisable. All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, its shareholders, Directors, Employees, and Plan participants and beneficiaries.

Section 1.3    Delegation. The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan and may grant authority to employees of the Company to execute agreements or other documents on behalf of, but only to the extent authorized by, the Committee. The Committee may also delegate to one or more officers of the Company (who need not be Directors) the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act, provided that the Committee shall have fixed the total number of Shares and fixed the total amount of cash that may be distributed pursuant to such delegation. Any such delegation shall be subject to the applicable corporate laws of the State of Delaware. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

Section 1.4    Designation of Advisors. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.

Section 1.5    Liability. The Committee, its members and any person designated pursuant to Section 4.4 shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer or former officer of the Company or member or former member of the Committee or of the Board or designated person shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it. To the maximum

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extent permitted by applicable law and to the extent not covered by insurance, each officer or former officer and member or former member of the Committee or of the Board and any designated person shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with this Plan, except to the extent arising out of such officer’s or former officer’s, member’s or former member’s, or designated person’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him- or herself under this Plan.

ARTICLE 5 OPTIONS

Section 1.1    Grant of Options. The Committee shall determine, within the limitations of the Plan generally, those Participants to whom Options are to be granted under the Plan, the number of Shares that may be purchased under each such Option, the option price and other terms of each such Option, and shall designate such Options at the time of the grant as either Incentive Stock Options or Non-Qualified Stock Options; provided, however, that Options granted to employees of an Affiliate (that is not also a parent or a subsidiary) or to non-employees of the Company may only be Non-Qualified Stock Options. Awards of Options shall be granted hereunder only to the extent the underlying stock constitutes “service recipient stock” of an “eligible issuer” as defined under Section 409A of the Code.

Section 1.2    Terms and Conditions. All Options granted under this Plan shall be subject to the following terms and conditions:

(1)    All Options shall be evidenced in writing by Award Agreements in such form and containing such terms and conditions as the Committee shall determine, provided that such terms are not inconsistent with the provisions of the Plan;

(2)    The per Share exercise price of any Option granted pursuant to this Plan shall not be less than 100% of the Fair Market Value of one Share as of the date of the grant of such Option, unless such Option is intended to be compliant with the requirements of Section 409A of the Code;

(3)    The Committee shall determine any vesting schedules subject to the terms, conditions, and limitations governing the exercise of Options granted pursuant to this Plan and set forth such terms in the Award Agreement governing such Option; and

(4)    All Options granted hereunder shall expire and no longer be exercisable by their terms no later than ten years following the date such Options are granted.

Section 1.3    General Provisions. The granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article 5 may hold more than one Option granted pursuant to this Plan at the same time and may hold both Incentive Stock Options and Non-Qualified Stock Options at the same time. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions, the time or manner of its exercise or otherwise) such Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option. Options granted pursuant to this Article 5 shall be made in accordance with the terms and provisions of Article 11 and any other applicable terms and provisions of the Plan.

Section 1.4    Modification and Cancellation. Subject to Section 11.9, the Committee has the discretion to modify the terms and conditions of an Option after grant as long as no rights of the Participant are impaired, provided, however, that in no instance may the term of the Option, if extended, exceed ten (10) years from the date of grant of the Option. No Option may be cancelled in exchange for cash at the time the exercise price per Share is greater than the Fair Market Value per Share of the underlying Shares, unless otherwise approved by the Company’s stockholders.

Section 1.5    Incentive Stock Options. No Option that is intended to qualify as an Incentive Stock Option may be granted to any individual that is not an employee of the Company or a parent or a subsidiary of the Company. For purposes of the Plan, the terms “subsidiary” and “parent” shall mean “subsidiary corporation” and “parent corporation,” respectively, as such terms are defined in Sections 424(f) and 424(e) of the Code. Notwithstanding any other provision in this Plan to the contrary, all Incentive Stock Options granted under this Plan shall, in addition to being subject to the conditions under Section 5.2, be subject to the following terms and conditions:

(1)    The terms and conditions of any Incentive Stock Option granted hereunder shall be subject to and shall be designed to comply with the provisions of Code Section 422;

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(2)    The per Share exercise price of any Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option, determined on the date of the grant, but only if granted to any Employee who, at the time of such grant, owns, directly or indirectly (within the meaning of Code Sections 422(b)(6) and 424(d)), shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any parent or subsidiary of the Company;

(3)    To the extent that the aggregate Fair Market Value (determined on the date of grant) of any Incentive Stock Options that are exercisable for the first time during any calendar year under all incentive stock option plans of the Company exceeds $100,000, the Options in excess of such limit shall be treated as Non-Qualified Stock Options;

(4)    Solely for the purposes of determining whether the Shares are available for the grant of Incentive Stock Options under the Plan, Incentive Stock Options may be granted under the Plan with respect to all the Shares authorized for issuance under the first sentence of Section 3.1; and

(5)    The term of any Incentive Stock Option shall expire no later than five years following the date of grant if granted to any Employee who, at the time of such grant, owns, directly or indirectly (within the meaning of Code Sections 422(b)(6) and 424(d)), shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any parent or subsidiary of the Company.

ARTICLE 6 STOCK APPRECIATION RIGHTS

Section 1.1    Grant and Exercise. The Committee may grant Stock Appreciation Rights to any Participant pursuant to this Article 6.

Section 1.2    Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee, including the following:

(1)    The Committee shall determine any vesting schedules and terms, conditions, and limitations governing the exercise of any Stock Appreciation Right granted pursuant to this Plan and set forth such terms in the Award Agreement governing such Stock Appreciation Right, provided that the per Share price used for determining appreciation of any Stock Appreciation Right shall not be less than 100% of the Fair Market Value of one Share as of the date of the grant of such Stock Appreciation Right, unless such Stock Appreciation Right is intended to be compliant with the requirements of Section 409A of the Code;

(2)    All Stock Appreciation Rights granted hereunder shall expire and no longer be exercisable no later than ten years following the date such Stock Appreciation Rights are granted;

(3)    The holder of a Stock Appreciation Right shall specify in his written notice of exercise the number of Shares with respect to which such Stock Appreciation Right is being exercised; and

(4)    Unless otherwise provided in the applicable Award Agreement, the Committee will determine whether payment in respect of any Stock Appreciation Right shall be made in cash or in whole Shares.

ARTICLE 7 RESTRICTED STOCK AWARDS

Section 1.1    Restricted Stock Awards. The Committee may grant to any Participant a Restricted Stock Award pursuant to this Article 7. A Restricted Stock Award is an Award that provides for the grant of Restricted Stock. Restricted Stock is any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any forfeiture restrictions, restrictions on the right to vote such Share, and restrictions on the right to receive any dividends thereunder), which restrictions may lapse separately or in combination at such times, in installments or otherwise, as the Committee may deem appropriate.

Section 1.2    Terms of Restricted Stock Awards. The terms of any Restricted Stock Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan. The provisions of Restricted Stock Awards need not be the same for each Participant receiving such Awards.

Section 1.3    Issuance of Restricted Stock. As soon as practicable after the date of grant of a Restricted Stock Award by the Committee, the Company shall cause to be transferred on the books of the Company Shares registered in the name of the

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Company, as nominee for the Participant, with such Shares heretofore described as Restricted Stock; provided, however, such Restricted Stock shall be subject to forfeiture to the Company retroactive to the date of grant if an Award Agreement delivered to the Participant by the Company with respect to such Restricted Stock is not duly executed by the Participant and timely returned to the Company. All Restricted Stock covered by Restricted Stock Awards under this Article 7 shall be subject to the restrictions, terms and conditions contained in the Plan and the Restricted Stock Agreement entered into by and between the Company and the Participant. Until the lapse or release of all restrictions applicable to a Restricted Stock Award, the share certificates, if any, representing such Restricted Stock shall be held in custody by the Company or its designee.

Section 1.4    Shareholder Rights. Beginning on the date of grant of the Restricted Stock Award and subject to execution of the related Award Agreement, unless such Award Agreement provides otherwise, the Participant shall become a shareholder of the Company with respect to all Restricted Stock subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Restricted Stock and the right to receive distributions made with respect to such Restricted Stock; provided, however, that any Shares distributed as a dividend or otherwise with respect to any Restricted Stock granted pursuant to this Plan as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock and shall be represented by book entry and held as prescribed in Section 7.3.

Section 1.5    Restriction on Transferability. None of the Restricted Stock may be assigned or transferred (other than by will or the laws of descent and distribution), pledged or sold prior to lapse or release of the restrictions applicable thereto.

Section 1.6    Release of Restrictions. As promptly as administratively feasible after the restrictions applicable to all or a portion of Restricted Stock Award lapse, the Company shall (a) deliver, or (b) make an appropriate entry on the books of the Company transferring, the appropriate number of Shares to the Participant (or the Participant’s beneficiary), free of all such restrictions except for any restrictions that may be imposed by law.

Section 1.7    Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee. All Restricted Stock shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Stock shall terminate unless the Participant continues in the service of the Company as an employee (or Director, consultant or advisor, as the case may be) until the expiration of the forfeiture period for such Restricted Stock and satisfies any and all other conditions set forth in the Award Agreement. The Committee, in its sole discretion, shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Stock Award and the Committee has the discretion to modify the terms and conditions of any Restricted Stock Award.

ARTICLE 8 RESTRICTED STOCK UNITS

Section 1.1    Restricted Stock Units. The Committee may grant Restricted Stock Units to any Participant pursuant to this Article 8. Restricted Stock Units shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the vesting and payment terms of such Award and whether dividend equivalents will be payable in connection with such Award. A Participant will not have the rights of a stockholder with respect to the Share subject to a Restricted Stock Unit prior to the actual issuance of such Share.

ARTICLE 9 OTHER AWARDS

Section 1.1    Performance Awards. The Committee may grant Performance Awards to any Participant. Performance Awards shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the performance criteria relevant to the Award, the length of the applicable Performance Period, whether the Performance Award will be settled in cash, Shares, other property (or any combination thereof) and the time(s) for payment of any amount(s) earned.

Section 1.2    Other Share-Based Awards. The Committee is authorized to grant to any Participant Other Share-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including Shares awarded purely as a bonus and not subject to any restrictions or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or any Affiliate, stock equivalent units, and Awards valued by reference to book value of Shares. Other Share-Based Awards shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee.

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ARTICLE 10 CHANGE IN CONTROL PROVISIONS

Section 1.1    Impact of Change in Control. Notwithstanding anything to the contrary set forth in the Plan (other than Section 10.3, below), upon or immediately prior to a Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Options or Stock Appreciation Rights to become vested and/or immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock or Restricted Stock Units to become non-forfeitable, in whole or in part; (iii) cancel any Option in exchange for a substitute option in a manner consistent with the requirements of Treas. Reg. §1.424-1(a) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock, Restricted Stock Units or Stock Appreciation Rights in exchange for restricted stock, restricted stock units or stock appreciation rights in respect of the capital stock of any successor corporation or its parent; (v) cancel any Option or Stock Appreciation Right in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option or Stock Appreciation Right, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or Stock Appreciation Right; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option or Stock Appreciation Right, the Committee may cancel that Option or Stock Appreciation Right without any payment of consideration therefor; (vi) cancel any Restricted Stock Unit in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value of the subject Shares on the date of the Change in Control; or (vii) otherwise vest, cancel, adjust, modify or exchange an Award in such manner as the Committee deems appropriate in connection with that Change in Control.

Section 1.2    Additional Provisions for Performance-Based Awards. In addition to the actions described above in Section 10.1, upon or immediately prior to a Change in Control, the Committee may choose to take any of the following actions with respect to any Award subject to performance criteria: (i) accelerate the end of the applicable Performance Period and settle the Award based on actual performance through that date (with or without adjustment of the relevant performance goals to reflect the abbreviated Performance Period), (ii) accelerate the end of the applicable Performance Period and settle the Award at the target level of performance (with or without pro-ration of the payout based on the portion of the Performance Period that has transpired prior to that date), or (iii) adjust the performance goals to equitably reflect the effects of the Change in Control on the Company or its successor.

Section 1.3    Limitation on Discretion. The Committee’s discretion under this Article will not apply to an Award to the extent that the exercise of such discretion would subject the Award to an additional tax under Section 409A(a)(1) of the Code.

ARTICLE 11 GENERALLY APPLICABLE PROVISIONS

Section 1.1    Exercise of Options/Stock Appreciation Rights. Vested Options and Stock Appreciation Rights granted under the Plan shall be exercised by the Optionee thereof or holder of such Stock Appreciation Right (or by his or her executors, administrators, guardian or legal representative, or by a Permitted Assignee) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of Shares to be purchased or covered thereby, accompanied by payment of the full purchase price for the Shares being purchased under the Option. Full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or by certified check or bank check or wire transfer of immediately available funds, (ii) with the consent of the Committee and only for Non-Qualified Stock Options, through net exercise, upon which such Participant electing such net exercise shall receive a number of Shares equal to the aggregate number of Shares being purchased upon exercise of such Option less the number of Shares having a Fair Market Value equal to the aggregate purchase price of the Shares as to which the Option is being exercised, (iii) through any other method mentioned in an Award Agreement, or (iv) with the consent of the Committee, any combination of (i), (ii), or (iii). The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option or Stock Appreciation Right granted hereunder be exercised for a fraction of a Share. The Company shall effect the transfer of Shares purchased pursuant to an Option or Stock Appreciation Right as soon as practicable, and, within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. No person holding or exercising an Option or Stock Appreciation Right shall have any of the rights of a holder of Shares subject to such Option or Stock Appreciation Right, including any right to vote or receive dividends or distributions, until such Option or Stock Appreciation Right has been exercised. Except as provided in Section 11.6, no adjustment shall be made for cash dividends or other rights for which the record date is prior to such date of exercise.

Section 1.2    Non-Transferability.  Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by

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will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, a Participant may assign or transfer an Award (other than (x) an Option that is intended to be an Incentive Stock Option, and (y) a Restricted Stock Award) with the written consent of the Committee to the Participant’s spouse, children, and/or trusts, partnerships, or limited liability companies established for the benefit of the Participant’s spouse and/or children (each approved transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee(s) shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. An Award that is transferred to a Permitted Assignee (i) may not be subsequently transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the Award agreement.

Section 1.3    Termination of Employment. Unless the Committee otherwise determines, in the event of the termination of employment with the Company or any Affiliate of an Optionee or holder of a Stock Appreciation Right who is an employee or the termination or separation from service with the Company or any Affiliate of an advisor, consultant or a Director (who is an Optionee or holder of a Stock Appreciation Right) for any reason (other than death or total disability, as provided below), any Option(s) or Stock Appreciation Right(s) granted to such Optionee or holder of a Stock Appreciation Right (or its Permitted Assignee) under this Plan and not previously exercised or expired, to the extent vested on the date of such termination or separation, shall be exercisable as of such termination for a period not to exceed three (3) months after the date of such termination or separation, provided, however, that in no instance may the term of the Option or Stock Appreciation Right, as so extended, exceed the lesser of ten (10) years from the date of grant or the original expiration date of the Option or Stock Appreciation Right.

Section 1.4    Death. In the event an Optionee or holder of a Stock Appreciation Right dies while employed by the Company or any Affiliate or while serving as a Director, advisor or consultant of the Company or any Affiliate, as the case may be, any Option(s) or Stock Appreciation Right(s) held by such Optionee or holder of a Stock Appreciation Right (or its Permitted Assignee) and not previously expired or exercised shall, to the extent exercisable on the date of death, be exercisable by the estate of such Optionee or Stock Appreciation Right or by any person who acquired such Option or Stock Appreciation Right by bequest or inheritance, or by the Permitted Assignee at any time within one year after the death of the Optionee or holder of a Stock Appreciation Right, unless earlier terminated pursuant to its terms, provided, however, that in no instance may the term of the Option or Stock Appreciation Right, as so extended, exceed the lesser of ten (10) years from the date of grant or the original expiration date of the Option or Stock Appreciation Right.

Section 1.5    Disability. In the event of the termination of employment with the Company or any Affiliate of an Optionee or holder of a Stock Appreciation Right or separation from service with the Company or any Affiliate of an Optionee or holder of a Stock Appreciation Right who is a Director, advisor or consultant of the Company or any Affiliate due to total disability, the Optionee or holder of a Stock Appreciation Right, or his guardian or legal representative, or a Permitted Assignee shall have the right to exercise any Option or Stock Appreciation Right that has not expired or been previously exercised and that the Optionee or holder of the Stock Appreciation Right was eligible to exercise as of the date of termination or separation, at any time within one year after such termination or separation, unless earlier terminated pursuant to its terms; provided, however, that in no instance may the term of the Option or Stock Appreciation Right, as so extended, exceed the lesser of ten (10) years from the date of grant or the original expiration date of the Option or Stock Appreciation Right. The term “total disability” shall, for purposes of this Plan, be defined in the same manner as such term is defined in Section 22(e)(3) of the Code.

Section 1.6    Adjustments. To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, extraordinary dividend or other similar distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affecting the Shares with respect to which Awards have been or may be issued under the Plan (any such transaction or event, a “Transaction”), then the Committee shall, in such manner as the Committee deems equitable adjust (i) the number and type of Shares that thereafter may be made the subject of Awards, (ii) the number and type of Shares subject to outstanding Awards, (iii) the grant or exercise price with respect to any Award, and (iv) any performance criteria expressed in whole or in part on a per Share basis; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code (unless otherwise agreed by the Committee and the holder of such Incentive Stock Option); and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. With respect to each adjustment contemplated by the foregoing sentence, no such adjustment shall be authorized to the extent that such adjustment would cause an Award to violate the provisions of Section 409A of the Code (unless otherwise agreed by the Committee and the holder of such Award). Any adjustments made by the Committee shall be binding on all Participants. If the Committee determines that an adjustment in accordance with the provisions of this Section 11.6 would not be fully

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consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments, if any, that the Committee reasonably determines are consistent with the purposes of the Plan and/or the affected Awards.

Section 1.7    Amendment and Modification of the Plan. The Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 422 of the Code, or any rule of any stock exchange or quotation system on which Shares are listed or quoted; provided that, in any case, the Compensation Committee may not amend the Plan without the approval of the Company’s stockholders to increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 11.6).

Section 1.8    Validity of Awards. The validity of any Award or grant of Options made pursuant to this Plan shall remain in full force and effect and shall not be affected by the compliance or noncompliance with Rule 16b-3 of the Exchange Act.

Section 1.9    No Repricing. Except as provided in Section 11.6, without approval of the Company’s stockholders, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or the reference price for Stock Appreciation Rights, nor may outstanding Options or Stock Appreciation Rights with an exercise price or reference price greater than the then current Fair Market Value be cancelled in exchange for cash or other Awards.

Section 1.10    No Dividends Paid Currently on Unvested Awards. Dividends and dividend equivalents payable with respect to an Award, whether payable in cash, Shares or other property, will be subject to the same vesting terms as that Award.

ARTICLE 12 MISCELLANEOUS

Section 1.1    Tax Withholding. The Company or any Affiliate shall have the right to make all payments or distributions made pursuant to the Plan to a Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes as it determines in its discretion are required to be paid as a result of the grant, vesting, exercise or settlement of any Award or any other event occurring pursuant to this Plan. The Company or any Affiliate shall have the right to withhold from wages or other payments otherwise payable to such Participant (or a Permitted Assignee thereof) such withholding taxes as it determines in its discretion may be required by law, or to otherwise require the Participant (or a Permitted Assignee thereof) to pay such withholding taxes. If the Participant (or a Permitted Assignee thereof) shall fail to make such tax payments as are required, the Company or any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations. Unless the Committee determines otherwise, Shares subject to an Award may be withheld to satisfy tax withholding obligations arising with respect thereto based on the Fair Market Value of such Shares at the time of withholding, to the extent that such withholding would not result in liability classification of such Award (or any portion thereof) under applicable accounting rules.

Section 1.2    Right of Discharge Reserved. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any employee, Director, consultant, advisor or other individual the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such employee, Director, consultant, advisor or other individual at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit with respect to an Award in the event of termination of an employment or other relationship, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

Section 1.3    Unfunded Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company or any Affiliate and any Participant or other person. To the extent any Participant holds any rights by virtue of any Award made under the Plan, such rights shall constitute general unsecured liabilities of the Company or any Affiliate and shall not confer upon any participant any right, title, or interest in any assets of the Company or any Affiliate.

Section 1.4    Legend. Any certificates for Shares delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed or any national securities association system upon whose system the Shares are then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates, if any, to make appropriate reference to such restrictions.

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Section 1.5    Listing and Other Conditions.

(1)    As long as the Shares are listed on a national securities exchange or system sponsored by a national securities association, the issue of any Shares pursuant to an Award shall be conditioned upon such Shares being listed on such exchange or system. The Company shall have no obligation to deliver such Shares unless and until such Shares are so listed.

(2)    If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to any Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to Shares or Award, and the right to any Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(3)    Upon termination of any period of suspension under this Section 12.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to Shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

(4)    A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

Section 1.6    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its sole discretion may permit a Participant to exercise any exercisable Award until ten (10) days prior to such transaction with respect to all vested and exercisable Shares covered thereby and with respect to such number of unvested Shares as the Committee shall determine. In addition, the Committee may provide that any forfeiture provision or Company repurchase option applicable to any Award shall lapse as to such number of Shares as the Committee shall determine, contingent upon the occurrence of the liquidation or upon the filing of a certificate of dissolution at the time and in the manner contemplated. To the extent an exercisable Award has not been previously exercised, such Award shall terminate automatically immediately prior to the consummation of the proposed action. To the extent a forfeiture provision applicable to an Award has not been waived by the Committee, such Award shall be forfeited automatically immediately prior to the consummation of the proposed action.

Section 1.7    Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

Section 1.8    Gender and Number. In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as “his or her” and any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural except when otherwise indicated by the context.

Section 1.9    Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan at a meeting of the Company’s stockholders by the holders of a majority of the Shares voting thereon, provided such approval is obtained within twelve (12) months after the date of adoption of the Plan by the Board of Directors. Awards may be granted under the Plan at any time and from time to time after the Effective Date and on or prior to June 9, 2032, the tenth anniversary of the Effective Date, on which date the Plan will expire, except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have otherwise expired.

Section 1.10    Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed for the Company and any Affiliate. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate, except as may be determined by the Committee or by the directors of the applicable Affiliate.

Section 1.11    Captions; Construction. The captions in this Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein. References in this Plan to Articles, Sections or Exhibits shall mean Articles, Sections or Exhibits of this Plan, unless otherwise indicated. The term “including” as used in this Plan and any Exhibit shall be deemed followed by the words “without limitation.”

A-11 | 2022 Proxy Statement

Section 1.12    Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Company and the Participants.

Section 1.13    Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws.

Section 1.14    Code Section 409A. All provisions of this Plan shall be interpreted in a manner consistent with Code Section 409A (including in a manner that would keep any Awards exempt from Code Section 409A, if intended to be so exempt) and the regulations and other guidance promulgated thereunder. Notwithstanding the preceding, the Company makes no representations concerning the tax consequences of participation in the Plan under Code Section 409A or any other law.

Section 1.15    Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have rights with respect to such Award, unless and until such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions of such Award.

Section 1.16    Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside of the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the discretion of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization or as appropriate with respect to any employee on assignment outside his or her home country.

Section 1.17    Clawback. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that an Award granted thereunder shall be cancelled if the Participant violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant engages in any activity referred to in the preceding sentence, such Participant will forfeit any gain realized on the vesting or exercise of such Award and/or must repay the gain to the Company. Additionally, by acceptance of any Award hereunder, a Participant acknowledges that such Award will be subject to any clawback policy (or policies) adopted by the Company (or its Affiliates) from time to time.

2022 Proxy Statement | A-12

Appendix B

CERTIFICATE OF AMENDMENT

OF THE

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

GAMESTOP CORP.

GAMESTOP CORP., a corporation duly organized and existing under the General Corporation Law of the State Delaware (the “GCL”), does hereby certify that:

FIRST: The name of the corporation is GameStop Corp. (the “Corporation”). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 13, 2005.

SECOND: The amendments to the Corporation’s Third Amended and Restated Certificate of Incorporation set forth below were duly adopted in accordance with the provisions of Section 242 of the GCL and have been consented to by the requisite vote of the stockholders of the Corporation at a meeting called in accordance with Section 222 of the GCL.

THIRD: ARTICLE FOURTH (a) of the Corporation’s Third Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“(a) Authorized Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is 1,005,000,000 of which (i) 1,000,000,000 shares shall be shares of Class A Common Stock, par value $.001 per share (the “Class A Common Stock” or “Common Stock”), and (ii) 5,000,000 shares shall be shares of Preferred Stock, par value $.001 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided. The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors (“Voting Stock”) irrespective of the provisions of Section 242(b)(2) of the GCL or any corresponding provision hereinafter enacted.”

Signature Page Follows

B-1 | 2022 Proxy Statement

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on this [    ] day of [                        ] 2022.

GAMESTOP CORP.

By:
Name:
Title:

2022 Proxy Statement | B-2

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: [●] • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
PHONE Call [●] • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

GameStop Corp.
Annual Meeting of Stockholders
For Stockholders as of record on April 8, 2022

TIME:	[●], June [●], 2022 10:00 AM, Central Daylight Time
PLACE:	[●]

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints [Matthew Furlong] and [Mark H. Robinson] (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of GameStop Corp. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

GameStop Corp.

Annual Meeting of Stockholders

Please make your marks like this:	Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3, 4 AND 5

BOARD OF DIRECTORS RECOMMENDS

.		YOUR VOTE
	PROPOSAL	FOR	AGAINST	ABSTAIN

1	Election of Directors

	1.01Matthew Furlong	☐	☐	☐	FOR

	1.02 Alain (Alan) Attal	☐	☐	☐	FOR

	1.03 Lawrence (Larry) Cheng	☐	☐	☐	FOR

	1.04 Ryan Cohen	☐	☐	☐	FOR

	1.05 James (Jim) Grube	☐	☐	☐	FOR

	1.06 Yang Xu	☐	☐	☐	FOR

2	Approval and adoption of the GameStop 2022 Incentive Plan;	☐	☐	☐	FOR

3	Provide an advisory, non-binding vote on the compensation of our named executive officers;	☐	☐	☐	FOR

4	Ratification of our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 28, 2023; and	☐	☐	☐	FOR

5	Approval of an amendment to our Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock.	☐	☐	☐	FOR

6	Transact such other business, if any, as may properly come before the annual meeting and at any postponement or adjournment of the annual meeting.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date